Filed pursuant to Rule 424(b)(5)
Registration No. 333-278066
Prospectus Supplement
(To Prospectus dated May 14, 2024)
$8,000,000,000
Merck & Co., Inc., Rahway, N.J., USA
$500,000,000 Floating Rate Notes due 2029
$750,000,000 3.850% Notes due 2029
$1,000,000,000 4.150% Notes due 2031
$1,000,000,000 4.450% Notes due 2032
$1,500,000,000 4.750% Notes due 2035
$750,000,000 5.500% Notes due 2046
$1,500,000,000 5.550% Notes due 2055
$1,000,000,000 5.700% Notes due 2065

We are offering $500,000,000 aggregate principal amount of our Floating Rate Notes due 2029 (the “floating rate notes”), $750,000,000 aggregate principal amount of our 3.850% Notes due 2029 (the “2029 notes”), $1,000,000,000 aggregate principal amount of our 4.150% Notes due 2031 (the “2031 notes”), $1,000,000,000 aggregate principal amount of our 4.450% Notes due 2032 (the “2032 notes”), $1,500,000,000 aggregate principal amount of our 4.750% Notes due 2035 (the “2035 notes”), $750,000,000 aggregate principal amount of our 5.500% Notes due 2046 (the “2046 notes”), $1,500,000,000 aggregate principal amount of our 5.550% Notes due 2055 (the “2055 notes”) and $1,000,000,000 aggregate principal amount of our 5.700% Notes due 2065 (the “2065 notes”). We refer to the 2029 notes, the 2031 notes, the 2032 notes, the 2035 notes, the 2046 notes, the 2055 notes and the 2065 notes collectively as the “fixed rate notes.” We refer to the fixed rate notes and the floating rate notes collectively as the “notes.”
Interest on the floating rate notes is payable on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2026, interest on the 2029 notes, the 2031 notes and the 2046 notes is payable on March 15 and September 15 of each year, beginning on March 15, 2026, and interest on the 2032 notes, the 2035 notes, the 2055 notes and the 2065 notes is payable on June 4 and December 4 of each year, beginning on June 4, 2026 . The floating rate notes will bear interest at a floating rate equal to Compounded SOFR (as defined herein) plus 0.570%, subject to the provisions set forth under “Description of the Notes—Interest—Floating Rate Notes.” The fixed rate notes of each series will bear interest at the annual interest rate shown above for such series of notes. The floating rate notes will mature on March 15, 2029, the 2029 notes will mature on March 15, 2029, the 2031 notes will mature on March 15, 2031, the 2032 notes will mature on December 4, 2032, the 2035 notes will mature on December 4, 2035, the 2046 notes will mature on March 15, 2046, the 2055 notes will mature on December 4, 2055 and the 2065 notes will mature on December 4, 2065.
We may redeem some or all of the fixed rate notes of each series at any time at the applicable redemption price set forth in this prospectus supplement under the caption “Description of the Notes—Optional Redemption.” The floating rate notes are not redeemable prior to maturity.
On November 14, 2025, we announced a definitive agreement (the “Merger Agreement”) to acquire Cidara Therapeutics, Inc. (“Cidara”) through a subsidiary (the “Cidara Acquisition”). We intend to use the net proceeds of this offering for general corporate purposes including, without limitation, to repay outstanding indebtedness, as well as potentially to fund a portion of the cash consideration and related fees and expenses payable in connection with our acquisition of Cidara. See “Use of Proceeds.”
This offering is not contingent on the consummation of the Cidara Acquisition, which, if completed, will occur subsequent to the closing of this offering. However, if (i) the Cidara Acquisition is not consummated on or before the later of (x) May 13, 2026 or (y) such later date to which the end date under the Merger Agreement as in effect on the closing date of this offering may be extended in accordance with the terms thereof (such later date, the “Special Mandatory Redemption End Date”), (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) we otherwise notify the trustee (as defined herein) that we will not pursue the consummation of the Cidara Acquisition, we will be required to redeem the floating rate notes, the 2029 notes, the 2031 notes, the 2032 notes, the 2046 notes and the 2065 notes (collectively, the “SMR notes”), at a special mandatory redemption price equal to 101% of the principal amount of the SMR notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date (as defined herein). See “Description of the Notes—Special Mandatory Redemption.”
The notes will be our unsecured senior debt obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will not be convertible or exchangeable.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds, Before Expenses, to Us(1)
Per floating rate note	1.000%	0.250%	99.750%
Total	$500,000,000	$1,250,000	$498,750,000
Per 2029 note	99.852%	0.250%	99.602%
Total	$748,890,000	$1,875,000	$747,015,000
Per 2031 note	99.907%	0.350%	99.557%
Total	$999,070,000	$3,500,000	$995,570,000
Per 2032 note	99.917%	0.375%	99.542%
Total	$999,170,000	$3,750,000	$995,420,000
Per 2035 note	99.685%	0.450%	99.235%
Total	$1,495,275,000	$6,750,000	$1,488,525,000
Per 2046 note	99.839%	0.725%	99.114%
Total	$748,792,500	$5,437,500	$743,355,000
Per 2055 note	99.321%	0.750%	98.571%
Total	$1,489,815,000	$11,250,000	$1,478,565,000
Per 2065 note	99.267%	0.800%	98.467%
Total	$992,670,000	$8,000,000	$984,670,000
__________________
(1)Plus accrued interest from December 4, 2025, if settlement occurs after that date.
Interest on the notes will accrue from December 4, 2025. The notes will not be listed on any securities exchange or automated dealer quotation system. Currently, there is no public market for the notes.
We expect that delivery of the notes will be made to investors in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about December 4, 2025.

Joint Book-Running Managers

Citigroup	BNP PARIBAS	Deutsche Bank Securities	HSBC
Co-Managers

Barclays	BofA Securities	Santander	DNB Carnegie

SOCIETE GENERALE	Standard Chartered Bank	US Bancorp	Wells Fargo Securities

Academy Securities	Independence Point Securities	MFR Securities, Inc.	Penserra Securities LLC

Telsey Advisory Group
December 1, 2025

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
i

ABOUT THIS PROSPECTUS SUPPLEMENT
We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, any related free writing prospectus prepared by us or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. Neither the delivery of this prospectus supplement, any related free writing prospectus or the accompanying prospectus, nor any sale made hereunder and thereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, any related free writing prospectus or the accompanying prospectus, regardless of the time of delivery of such document or any sale of the securities offered hereby and thereby, or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information. Unless the context requires otherwise, references to the “prospectus” in this prospectus supplement and the accompanying prospectus mean both this prospectus supplement and the accompanying prospectus combined.

MERCK & CO., INC., RAHWAY, N.J., USA
Company Overview
We are a global health care company that delivers innovative health solutions through our prescription medicines, including biologic therapies, vaccines and animal health products. Our operations are principally managed on a product basis and include two operating segments, Pharmaceutical and Animal Health, both of which are reportable segments.
The Pharmaceutical segment includes human health pharmaceutical and vaccine products. Human health pharmaceutical products consist of therapeutic and preventive agents, generally sold by prescription, for the treatment of human disorders. We sell these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. Human health vaccine products consist of preventive pediatric, adolescent and adult vaccines. We sell these human health vaccines primarily to physicians, wholesalers, distributors and government entities.
The Animal Health segment discovers, develops, manufactures and markets a wide range of veterinary pharmaceutical and vaccine products, as well as health management solutions and services, for the prevention, treatment and control of disease in all major livestock and companion animal species. We also offer an extensive suite of digitally connected identification, traceability and monitoring products. We sell our products to veterinarians, distributors, animal producers, farmers and pet owners.
Proposed Acquisition of Cidara
On November 14, 2025, we announced a definitive agreement to acquire Cidara through a subsidiary for $221.50 per share in cash for a total transaction value of approximately $9.2 billion. The acquisition is designed to expand and complement our portfolio and pipeline with CD388, a novel late-phase candidate designed to prevent symptomatic influenza in high-risk individuals. The transaction is expected to be accounted for as an asset acquisition and close in the first quarter of 2026, subject to a majority of Cidara’s stockholders tendering their shares in a tender offer that will be initiated by one of our subsidiaries and certain other conditions.
This offering is not contingent on the consummation of the Cidara Acquisition, which, if completed, will occur subsequent to the closing of this offering. However, if (i) the Cidara Acquisition is not consummated on or before the Special Mandatory Redemption End Date, (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) we otherwise notify the trustee that we will not pursue the consummation of the Cidara Acquisition, we will be required to redeem the SMR notes at a special mandatory redemption price equal to 101% of the principal amount of the SMR notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date. See “Description of the Notes—Special Mandatory Redemption.”

All product or service marks appearing in type form different from that of the surrounding text are trademarks or service marks owned, licensed to, promoted or distributed by Merck & Co., Inc., Rahway, N.J., USA, its subsidiaries or affiliates, except as noted. All other trademarks or services marks are those of their respective owners.
We are Merck & Co., Inc., Rahway, N.J., USA, and are known as MSD outside the United States and Canada. We are not affiliated with Merck KGaA, Darmstadt, Germany, which has historically operated as EMD Group in the United States.
We were incorporated in New Jersey in 1970 and maintain our principal offices in Rahway, New Jersey. Our address is 126 East Lincoln Avenue, Rahway, New Jersey 07065, and our telephone number is (908) 740-4000. We have a website that is located at www.msd.com. Information available on, or accessible through, our website is not incorporated into this prospectus supplement or the accompanying prospectus by reference and should not be considered a part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS
Before acquiring any of the notes, you should carefully consider the following risk factors and the risk factors and assumptions related to us identified or described in our Annual Report on Form 10-K for the year ended December 31, 2024 incorporated by reference herein, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. The occurrence of any one or more of the foregoing or following risks could materially adversely affect your investment in the notes or our business, financial condition, results of operations or prospects.
The notes are obligations exclusively of Merck & Co., Inc., Rahway, N.J., USA and not of our subsidiaries, and payment to holders of the notes will be structurally subordinated to the liabilities of our subsidiaries.
The notes are not guaranteed by any of our subsidiaries and therefore the notes will be structurally subordinated to all existing and future secured and unsecured indebtedness and other liabilities of our subsidiaries. The principal amount of indebtedness of our subsidiaries totaled $5.7 billion as of September 30, 2025, substantially all of which we have guaranteed. The notes will be structurally subordinated to our subsidiaries’ obligations with respect to that indebtedness, and our guarantee of that indebtedness will rank pari passu with the notes. In addition, our obligations under the notes will be structurally subordinated to guarantees by our subsidiaries of our indebtedness. As of September 30, 2025, certain of our subsidiaries also guaranteed $1.0 billion aggregate principal amount of our existing indebtedness. The terms of the notes and the indenture do not preclude our subsidiaries from incurring debt or other liabilities or providing guarantees that will be structurally senior to the notes.
The notes are our unsecured obligations and will be effectively junior to secured indebtedness that we may incur or issue.
The notes will be unsecured obligations. Holders of any secured debt that we may incur or issue may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes. Holders of our secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. In the event of our bankruptcy, liquidation or similar proceeding, holders of our secured debt would be entitled to proceed against their collateral, and the assets securing that collateral may not be available for payment of unsecured debt, including the notes. As a result, the notes will be effectively junior to any secured debt that we may incur or issue, to the extent of the value of the assets securing such debt.
Active trading markets for the notes may not develop, which could limit their market prices or your ability to sell them.
The notes are new issues of debt securities for which there currently are no trading markets. As a result, we cannot provide any assurance that any markets will develop for the notes or that you will be able to sell your notes. We have no plans to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. If any of the notes are traded after their initial issuance, they may trade at discounts from their initial offering prices depending on prevailing interest rates, the markets for similar securities, general economic conditions, our financial condition, performance and prospects and other factors. The underwriters have advised us that they intend to make a market in each series of notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes of any series, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable. To the extent active trading markets do not develop, the liquidity and trading prices for the notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.
The Secured Overnight Financing Rate (“SOFR”) has a limited history and its composition and characteristics are not the same as the London Inter-Bank Offered Rate (“LIBOR”).
The Federal Reserve Bank of New York started publishing SOFR in April 2018; therefore, it has a limited history. The future performance of SOFR cannot be predicted based on its limited historical performance. Levels of SOFR going forward may bear little or no relation to historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR may change in the future. While some pre-publication historical data have been released by the Federal Reserve Bank of New York, analysis of such data inherently involves assumptions, estimates and approximations.
In addition, LIBOR and SOFR are fundamentally different because (1) SOFR is a secured rate while LIBOR was an unsecured rate, and (2) SOFR is an overnight rate while LIBOR, which ceased publication in 2024, was a forward-looking rate that represented interbank funding over different maturities. As a result, there can be no assurance that SOFR, including Compounded SOFR, will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR and there can be no assurance that SOFR will be positive. Changes in the levels of SOFR may affect the return on the floating rate notes and the trading price of the floating rate notes.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. Dollar LIBOR before it was discontinued. The volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repurchase agreement market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repurchase agreement market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to holders of the floating rate notes. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the floating rate notes may fluctuate more than floating rate securities that are linked to less volatile rates.
The amount of interest payable on the floating rate notes is set only once per period based on Compounded SOFR, which rate may fluctuate substantially.
The amount of interest payable on the floating rate notes is determined by reference to Compounded SOFR. This floating rate may be volatile over time, which could result in holders of the floating rate notes experiencing a decline in their receipt of interest and also could cause a decline in the market price of the floating rate notes. We have no control over a number of factors that may affect market rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk. Furthermore, you should note that historical levels, fluctuations and trends of Compounded SOFR are not necessarily indicative of future levels. Any historical upward or downward trend in Compounded SOFR is not an indication that Compounded SOFR is more or less likely to increase or decrease at any time during the life of the floating rate notes, and you should not take the historical levels of Compounded SOFR as an indication of its future performance. You should further note that, although the actual level of Compounded SOFR on a floating rate interest payment date or at other times during an interest period (as defined herein) may be higher than the level of Compounded SOFR on the interest determination date (as defined herein) on which the interest rate is determined for such interest period, holders of the floating rate notes will not benefit from the level of Compounded SOFR at any time other than on such interest determination date. As a result, changes in Compounded SOFR may not result in a comparable change in the market value of the floating rate notes.
Any failure of SOFR to maintain market acceptance could adversely affect the floating rate notes.
According to the Alternative Reference Rates Committee (“ARRC”) convened by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York, SOFR was developed for use in certain U.S. Dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a broad Treasury repurchase financing rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically was used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain or maintain market acceptance could adversely affect the return on and value of the floating rate notes and the price at which holders of the floating rate notes can sell the floating rate notes in the secondary market.
In addition, if SOFR does not continue to be widely used as a benchmark in securities that are similar or comparable to the floating rate notes, the trading price of the floating rate notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating-rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the floating rate notes may be lower than those of later-issued SOFR-based debt securities as a result. Holders of the floating rate notes may not be able to sell the floating rate notes at all or may not be able to sell the floating rate notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
The interest rate on the floating rate notes is based on a Compounded SOFR rate and the SOFR Index, both of which have a limited history in the marketplace.
For each interest period with respect to the floating rate notes, the interest rate is based on Compounded SOFR, which is calculated using the SOFR Index published by the Federal Reserve Bank of New York according to the specific formula described under “Description of the Notes—Interest—Floating Rate Notes,” not the SOFR rate published on or in respect of a particular date during such floating rate notes interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the floating rate notes during any floating rate notes interest period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during a floating rate notes interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the floating rate notes on the floating rate interest payment date for such floating rate notes interest period.
In addition, limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. The Federal Reserve Bank of New York only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for the Compounded SOFR rate used in floating rate notes may not continue to be utilized by other market participants. You should carefully review the specific formula for Compounded SOFR as described under “Description of the Notes—Interest—Floating Rate Notes,” before making an investment in the floating rate notes. If the market adopts a different calculation method, then the market value of the floating rate notes would likely be adversely affected.
Reform of SOFR and the regulation or discontinuation of this and other Benchmarks may adversely affect the value of and return on any debt securities based on or linked to a Benchmark.
SOFR and other indices which are deemed “benchmarks” have been the subject of recent national, international and other regulatory guidance and reform. These reforms may cause such Benchmarks to perform differently than in the past, or to be discontinued, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on the value of and return on any debt securities based on or linked to a Benchmark.
Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of Benchmarks could increase the costs and risks of administering or otherwise participating in the setting of a Benchmark and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or participate in certain Benchmarks, trigger changes in the rules or methodologies used in certain Benchmarks, or lead to the disappearance of certain Benchmarks.
Any consequential changes to SOFR or any other Benchmark as a result of United States, European Union or other international, national or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes could have a material adverse effect on the trading market for, value of and return on any debt securities based on or linked to such Benchmark.
Compounded SOFR with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.
The level of Compounded SOFR applicable to a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the floating rate interest payment date (as defined herein) for such floating rate notes interest period. Because each such date is near the end of such interest period, holders of the floating rate notes will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related floating rate interest payment date, and it may be difficult for holders of the floating rate notes to reliably estimate the amount of interest that will be payable on each such floating rate interest payment date. In addition, some holders of the floating rate notes may be unwilling or unable to trade the floating rate notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the floating rate notes.
The SOFR Index may be modified or discontinued and the floating rate notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the floating rate notes.
The SOFR Index is published by the Federal Reserve Bank of New York based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively limited history, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of holders of the floating rate notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the floating rate notes and the trading prices of the floating rate notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.
If we or our designee determines that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have occurred in respect of the SOFR Index, then the interest rate on the floating rate notes will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of the Notes—Interest—Floating Rate Notes.”
If a particular Benchmark Replacement (as defined herein) or Benchmark Replacement Adjustment (as defined herein) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein), such as the ARRC, (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, we or our designee. In addition, the terms of the floating rate notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined herein) with respect to, among other things, changes to the definition of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the floating rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the floating rate notes in connection with a Benchmark Transition Event, could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders of the floating rate notes can sell such floating rate notes.
In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders of the floating rate notes can sell such floating rate notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the floating rate notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for floating rate notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.
The interest rate on the floating rate notes may be determined by reference to a Benchmark Replacement even if the then-current Benchmark continues to be published.
A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. The interest rate on the floating rate notes may therefore cease to be determined by reference to the Benchmark and instead be determined by reference to the Benchmark Replacement, even if the then-current Benchmark continues to be published. Such rate may be lower than the Benchmark for so long as the Benchmark continues to be published, and the value of and return on the floating rate notes may be adversely affected.
We or our designee will make certain determinations, decisions and elections that could affect the return on, value of and market for the floating rate notes.
We or our designee will make certain determinations with respect to the floating rate notes as further described under “Description of the Notes—Interest—Floating Rate Notes.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our designee will make certain determinations with respect to the floating rate notes in our or our designee’s sole discretion as further described under “Description of the Notes—Interest—Floating Rate Notes.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by our designee will be made by us. Any of these determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders can sell such floating rate notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or nonoccurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. Because the continuation of SOFR on the current basis, and in turn the calculation of Compounded SOFR, cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on the floating rate notes than would be the case in the absence of a Benchmark Transition Event.
When performing such functions, potential conflicts of interest may exist between us or our designee and you. All determinations, decisions and elections by us or our designee will be conclusive for all purposes and binding on us and holders of the floating rate notes absent manifest error. Further, notwithstanding anything to the contrary in the documentation relating to the floating rate notes, all determinations, decisions and elections by us or our designee will become effective without consent from the holders of the applicable the floating rate notes or any other party. These potentially subjective determinations may adversely affect the value of the floating rate notes, the return on the floating rate notes and the price at which holders can sell such floating rate notes. For further information regarding these types of determinations, see “Description of the Notes—Interest—Floating Rate Notes.”

If (i) the Cidara Acquisition is not consummated on or prior to the Special Mandatory Redemption End Date, (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) we otherwise notify the trustee that we will not pursue the consummation of the Cidara Acquisition, we will be required to redeem the SMR notes then outstanding at the special mandatory redemption price and you may not obtain your expected return on the redeemed SMR notes.
Our ability to consummate the Cidara Acquisition is subject to various closing conditions, including a majority of Cidara’s stockholders tendering their shares in a tender offer that will be initiated by one of our subsidiaries, regulatory approvals and other matters over which we have limited or no control, and we may not be able to consummate the Cidara Acquisition within the timeframe specified in “Description of the Notes—Special Mandatory Redemption” or at all.
If (i) the Cidara Acquisition is not consummated on or before the Special Mandatory Redemption End Date, (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) we otherwise notify the trustee that we will not pursue the consummation of the Cidara Acquisition, we will be required to redeem the SMR notes then outstanding at a special mandatory redemption price equal to 101% of the principal amount of the SMR notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.” If we redeem the SMR notes pursuant to the provisions relating to the special mandatory redemption, you may not obtain your expected return on the SMR notes being redeemed and may not be able to reinvest the proceeds from the special mandatory redemption in a comparable security at an effective interest rate as high as the interest rate on your SMR notes being redeemed. Holders of SMR notes will have no right to opt out of the special mandatory redemption provisions of the SMR notes. In addition, because the SMR notes are subject to special mandatory redemption, the trading prices of the SMR notes (if active trading markets for the SMR notes develop, which they may not) may be negatively affected and may not reflect the financial results of our business or macroeconomic factors. You will have no rights under any provisions relating to special mandatory redemption if the Cidara Acquisition is consummated on or prior to the Special Mandatory Redemption End Date, nor will you have a right to require us to repurchase your SMR notes if, between the closing of this offering and the completion of the Cidara Acquisition, we experience any changes (including any material adverse changes) in our business or financial condition or if the terms of the Cidara Acquisition or financing thereof change (including in material respects).
Neither the 2035 notes nor the 2055 notes will be subject to the special mandatory redemption, and such notes will remain outstanding even if the Cidara Acquisition is not consummated.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and any documents we incorporate by reference herein or therein and oral statements made from time to time by us may contain so-called “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act), all of which are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially from those set forth in the statements. One can identify these forward-looking statements by their use of words such as “anticipates,” “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning, or negative variations of any of the foregoing. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results, product approvals, product potential, development programs, environmental or other sustainability initiatives, as well as statements regarding our proposed acquisition of Cidara. One must carefully consider any such statement and should understand that many factors could cause actual results to differ materially from our forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. We do not assume the obligation to update any forward-looking statement. We caution you not to place undue reliance on these forward-looking statements. Although it is not possible to predict or identify all such factors, they may include the following:
•Competition from generic and/or biosimilar products as our products lose patent protection.
•Increased “brand” competition in therapeutic areas important to our long-term business performance.
•The difficulties and uncertainties inherent in new product development. The outcome of the lengthy and complex process of new product development is inherently uncertain. A drug candidate can fail at any stage of the process and one or more late-stage product candidates could fail to receive regulatory approval. New product candidates may appear promising in development but fail to reach the market because of efficacy or safety concerns, the inability to obtain necessary regulatory approvals, the difficulty or excessive cost to manufacture and/or the infringement of patents or intellectual property rights of others. Furthermore, the sales of new products may prove to be disappointing and fail to reach anticipated levels.
•Pricing pressures, both in the U.S. and abroad, including rules and practices of managed care groups, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and health care reform, pharmaceutical reimbursement and pricing in general.
•Changes in government laws and regulations, including laws governing intellectual property and the enforcement thereof affecting our business.
•Efficacy or safety concerns with respect to marketed products, whether or not scientifically justified, leading to product recalls, withdrawals or declining sales.
•Significant changes in customer relationships or changes in the behavior and spending patterns of purchasers of health care products and services, including delaying medical procedures, rationing prescription medications, reducing the frequency of physician visits and foregoing health care insurance coverage.
•Legal factors, including product liability claims, antitrust litigation and governmental investigations, including tax disputes, environmental concerns and patent disputes with branded and generic competitors, any of which could preclude commercialization of products or negatively affect the profitability of existing products.
•Cyber-attacks on our or third-party providers’ information technology systems, which could disrupt our operations.

•Lost market opportunity resulting from delays and uncertainties in the approval process of the U.S. Food and Drug Administration and/or foreign regulatory authorities.
•Increased focus on privacy issues in countries around the world, including the U.S., the EU and China. The legislative and regulatory landscape for privacy and data protection continues to evolve, and there has been an increasing amount of focus on privacy and data protection issues with the potential to affect directly our business, including laws in a majority of states in the U.S. requiring security breach notification.
•Changes in tax laws, including changes related to the taxation of foreign earnings.
•Changes in accounting pronouncements promulgated by standard-setting or regulatory bodies, including the Financial Accounting Standards Board and the U.S. Securities and Exchange Commission (the “SEC”), that are adverse to us.
•Economic factors over which we have no control, including changes in inflation, interest rates and foreign currency exchange rates.
This list should not be considered an exhaustive statement of all potential risks and uncertainties. See “Risk Factors” above as well as the risk factors described in the documents incorporated herein by reference.

USE OF PROCEEDS
The net proceeds of the offering after giving effect to the underwriting discounts and other offering expenses are estimated to be approximately $7.92 billion. We intend to use the net proceeds of the offering for general corporate purposes including, without limitation, to repay outstanding indebtedness, as well as potentially to fund a portion of the cash consideration and related fees and expenses payable in connection with our acquisition of Cidara pursuant to a definitive agreement entered into on November 13, 2025.
If (i) the Cidara Acquisition is not consummated on or prior to the Special Mandatory Redemption End Date, (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) we otherwise notify the trustee that we will not pursue the consummation of the Cidara Acquisition, then we expect to use a portion of the net proceeds from this offering to redeem the SMR notes at the special mandatory redemption price, as described under “Description of the Notes—Special Mandatory Redemption.” In that instance, the 2035 notes and the 2055 notes will remain outstanding, and we intend to use the remaining net proceeds of such notes for general corporate purposes as described above.
Pending deployment, the net proceeds from this offering may be invested temporarily in short-term marketable securities.

CAPITALIZATION
The following table sets forth the consolidated capitalization of Merck & Co., Inc., Rahway, N.J., USA and its subsidiaries at September 30, 2025 on a historical basis and as adjusted to reflect the issuance and sale of the notes.

	September 30, 2025
	Actual	As Adjusted
	(in millions)
Short Term Debt:
Loans payable and current portion of long-term debt	$1,405	$1,405
Long-Term Debt:
Long-term debt(1)(2)	39,969	39,969
Floating Rate Notes due 2029 offered hereby(3)	—	500
3.850% Notes due 2029 offered hereby(3)	—	750
4.150% Notes due 2031 offered hereby(3)	—	1,000
4.450% Notes due 2032 offered hereby(3)	—	1,000
4.750% Notes due 2035 offered hereby(3)	—	1,500
5.500% Notes due 2046 offered hereby(3)	—	750
5.550% Notes due 2055 offered hereby(3)	—	1,500
5.700% Notes due 2065 offered hereby(3)	—	1,000
Total debt(4)	$41,374	$49,374
Equity:
Total Merck & Co., Inc., Rahway, N.J., USA stockholders’ equity	$51,850	$51,850
Noncontrolling Interests	57	57
Total equity	51,907	51,907
Total capitalization	$93,281	$101,281
__________________
(1)Long-term debt at September 30, 2025 consisted of notes and debentures with maturities ranging from 2026 to 2063. In addition, $6.0 billion was available for borrowing under our five-year credit facility maturing in May 2030.
(2)Long-term debt at September 30, 2025 does not include the $8.0 billion of notes offered hereby.
(3)Reflects the aggregate principal amount of notes offered hereby and does not give effect to unamortized debt discount and debt issuance costs.
(4)Total principal amount of debt includes $35.8 billion of Merck & Co., Inc., Rahway, N.J., USA debt. The balance of total debt was issued by our subsidiaries.

DESCRIPTION OF THE NOTES
The following description of the particular terms of the floating rate notes, the 2029 notes, the 2031 notes, the 2032 notes, the 2035 notes, the 2046 notes, the 2055 notes and the 2065 notes offered hereby supplements the general description of debt securities set forth in the accompanying prospectus under “Description of Debt Securities Parent May Offer.”
References to the “floating rate notes” refer to the floating rate notes due 2029 . References to the “fixed rate notes” refer to the 2029 notes, the 2031 notes, the 2032 notes, the 2035 notes, the 2046 notes, the 2055 notes and the 2065 notes, collectively. References to the “notes” refer to the floating rate notes and the fixed rate notes, collectively.
We qualify the description of the notes by reference to the indenture as described below. The floating rate notes, the 2029 notes, the 2031 notes, the 2032 notes, the 2035 notes, the 2046 notes, the 2055 notes and the 2065 notes will each be issued as a separate series of debt securities under the indenture.
The floating rate notes will initially be limited to $500,000,000 aggregate principal amount and will mature on March 15, 2029. The 2029 notes will initially be limited to $750,000,000 aggregate principal amount and will mature on March 15, 2029. The 2031 notes will initially be limited to $1,000,000,000 aggregate principal amount and will mature on March 15, 2031. The 2032 notes will initially be limited to $1,000,000,000 aggregate principal amount and will mature on December 4, 2032. The 2035 notes will initially be limited to $1,500,000,000 aggregate principal amount and will mature on December 4, 2035. The 2046 notes will initially be limited to $750,000,000 aggregate principal amount and will mature on March 15, 2046. The 2055 notes will initially be limited to $1,500,000,000 aggregate principal amount and will mature on December 4, 2055. The 2065 notes will initially be limited to $1,000,000,000 aggregate principal amount and will mature on December 4, 2065.
The notes are unsecured and will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all liabilities of our subsidiaries from time to time outstanding, including any guarantees provided by our subsidiaries. As of September 30, 2025, the principal amount of indebtedness of our subsidiaries totaled $5.7 billion and certain of our subsidiaries also guaranteed $1.0 billion aggregate principal amount of our indebtedness.
We will issue the notes under the indenture, dated as of January 6, 2010 (the “base indenture”) between us and U.S. Bank Trust National Association, as trustee (the “trustee”), as supplemented with respect to each series of notes by an officers’ certificate establishing the terms thereof. In this description of the notes, the term “indenture” refers to the base indenture as supplemented separately by the officers’ certificate for each series of notes. The terms of the notes of each series include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The full defeasance and covenant defeasance provisions of the indenture described under “Description of Debt Securities Parent May Offer—Defeasance” in the accompanying prospectus will apply to the notes.
Interest
The notes will bear interest from December 4, 2025.
Fixed Rate Notes
The 2029 notes will bear interest at a rate of 3.850% per annum, the 2031 notes will bear interest at a rate of 4.150% per annum, the 2032 notes will bear interest at a rate of 4.450% per annum, the 2035 notes will bear interest at a rate of 4.750% per annum, the 2046 notes will bear interest at a rate of 5.500% per annum, the 2055 notes will bear interest at a rate of 5.550% per annum and the 2065 notes will bear interest at a rate of 5.700% per annum. Interest on the 2029 notes, the 2031 notes and the 2046 notes will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2026, to the person in whose name such 2029 notes,

2031 notes and 2046 notes were registered at the close of business on the preceding March 1 or September 1, as the case may be. Interest on the 2032 notes, the 2035 notes, the 2055 notes and the 2065 notes will be payable semi-annually in arrears on June 4 and December 4 of each year, commencing on June 4, 2026, to the person in whose name such 2032 notes, 2035 notes, 2055 notes and 2065 notes were registered at the close of business on the preceding May 20 or November 20, as the case may be. Interest on the fixed rate notes will be computed on the basis of a 360-day year composed of twelve 30-day months. If any payment date for the fixed rate notes is not a business day, we will make the payment on the next business day, but we will not be liable for any additional interest as a result of the delay in payment. With respect to the fixed rate notes, by business day, we mean any Monday, Tuesday, Wednesday, Thursday or Friday which is not a day when banking institutions in the place of payment are authorized or obligated by law or executive order to be closed.
Floating Rate Notes
The floating rate notes will bear interest at a floating rate, reset quarterly on each floating rate interest payment date, equal to Compounded SOFR, plus 0.570%. In no event will the interest on the floating rate notes be less than zero. Interest on the floating rate notes will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning March 15, 2026, and at maturity (each a “floating rate interest payment date”). An interest period means the period from and including a floating rate interest payment date (or, in the case of the initial interest period, from and including December 4, 2025) to, but excluding, the immediately succeeding floating rate interest payment date (such succeeding floating rate interest payment date, the “latter floating rate interest payment date”); provided that the final interest period for the floating rate notes will be the period from and including the floating rate interest payment date immediately preceding the maturity date of the floating rate notes to, but excluding, the maturity date. The initial interest period is December 4, 2025 through March 15, 2026. The interest rate for the initial interest period will be Compounded SOFR determined on March 12, 2026, plus 0.570%. Thereafter, the interest rate for any interest period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such floating rate interest payment date (the “interest determination date”), plus a margin of 0.570%.
All payments of interest on the floating rate notes due on any floating rate interest payment date will be made to the persons in whose names the floating rate notes are registered at the close of business on the 15th calendar day immediately preceding the floating rate interest payment date (whether or not a business day). However, interest that we pay on the maturity date will be payable to the person to whom the principal will be payable. Interest on the floating rate notes will be calculated on the basis of a 360-day year and the actual number of days in the Observation Period.
Interest on the floating rate notes will accrue from and including the most recent floating rate interest payment date or, if there has not yet been a floating rate interest payment date, from the settlement date of the floating rate notes. If a floating rate interest payment date, other than the maturity date, falls on a day that is not a business day, the interest payment will be postponed to the next day that is a business day, except that if that business day is in the next succeeding calendar month, the floating rate interest payment date will be the immediately preceding business day. If the maturity date of the floating rate notes falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date.
U.S. Bank Trust National Association, or its successor appointed by us, will act as calculation agent. We may change the calculation agent with respect to the floating rate notes at any time without notice to the holders of the floating rate notes. The interest rate and amount of interest to be paid on the floating rate notes for each interest period will be determined by the calculation agent. All determinations made by the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on us and the holders of the floating rate notes.
The amount of interest accrued and payable on the floating rate notes for each interest period will be equal to the product of (i) the outstanding principal amount of the floating rate notes multiplied by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360.

As used herein the following terms have the meanings assigned to them:
“Compounded SOFR” means, with respect to any interest period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):
where:
“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;
“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the latter floating rate interest payment date relating to such interest period (or in the final interest period, preceding the maturity date); and
“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).
For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1)the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:
(2)if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:
(i)if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or
(ii)if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.
“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).
“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.
“Observation Period” means, in respect of each interest period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant interest period to but excluding two U.S. Government Securities Business Days preceding the latter floating rate interest payment date for such interest period (or in the final interest period, preceding the maturity date); provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the floating rate notes to, but excluding, the two U.S. Government Securities Business Days preceding the first floating rate interest payment date.
“Secured Overnight Financing Rate” or “SOFR” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Notwithstanding anything to the contrary in the documentation relating to the floating rate notes, if we or our designee determine on or prior to the relevant Reference Time (as defined below) that a Benchmark
Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “—Effect of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the floating rate notes.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the floating rate notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin (not to be less than zero).
SOFR and the SOFR Index
SOFR is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.
The SOFR Index is published by the New York Federal Reserve and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.
The New York Federal Reserve notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that interest period has been determined.
SOFR Index Unavailable
If a SOFR IndexStart or SOFR IndexEnd is not published on the associated interest determination date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.
Effect of a Benchmark Transition Event
If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of all determinations on such date and for all determinations on all subsequent dates.
In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
(1)will be conclusive and binding absent manifest error;
(2)if made by us, will be made in our sole discretion;
(3)if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and
(4)notwithstanding anything to the contrary in the documentation relating to the floating rate notes, shall become effective without consent from the holders of the floating rate notes or any other party.
As used herein, the following terms have the meanings assigned to them:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;
(2)the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3)the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(3)the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.
The Benchmark Replacement Adjustment shall not include the margin specified in this prospectus supplement, and such margin shall be applied to the Benchmark Replacement to determine the interest payable on the floating rate notes.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other technical, administrative or operational matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):
(1)a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the New York Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the New York Federal Reserve or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
None of the trustee, the paying agent or the calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index or any other Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. In connection with the foregoing, each of the trustee, the paying agent and the calculation agent shall be entitled to conclusively rely on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.
None of the trustee, the paying agent or the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. In connection with any determination made hereunder, none of the trustee, the paying agent or the calculation agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall any of the trustee, the paying agent or the calculation agent be under any obligation to oversee or monitor our performance or that of our designee.
Optional Redemption
The floating rate notes are not redeemable prior to maturity.
Prior to the applicable Par Call Date with respect to a series of fixed rate notes, we may redeem the fixed rate notes of such series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the fixed rate notes to be redeemed discounted to the redemption date (assuming the fixed rate notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 10 basis points with respect to the 2029 notes, at the Treasury Rate plus 10 basis points with respect to the 2031 notes, at the Treasury Rate plus 10 basis points with respect to the 2032 notes, at the Treasury Rate plus 15 basis points with respect to the 2035 notes, at the Treasury Rate plus 15 basis points with respect to the 2046 notes, at the Treasury Rate plus 15 basis points with respect to the 2055 notes, and at the Treasury Rate plus 15 basis points with respect to the 2065 notes less (b) interest accrued to, but excluding, the redemption date, and
(2)100% of the principal amount of the fixed rate notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the applicable Par Call Date with respect to a series of fixed rate notes, we may redeem the fixed rate notes of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of fixed rate notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Par Call Date” means February 15, 2029, the date that is one month prior to the maturity of the 2029 notes, February 15, 2031, the date that is one month prior to the maturity of the 2031 notes, October 4, 2032, the date that is two months prior to the maturity of the 2032 notes, September 4, 2035, the date that is three months prior to the maturity of the 2035 notes, September 15, 2045, the date that is six months prior to the maturity of the 2046 notes, June 4, 2055, the date that is six months prior to the maturity of the 2055 notes, and June 4, 2065, the date that is six months prior to the maturity of the 2065 notes. “Treasury Rate” means, with respect to any redemption date, as applicable, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date of the fixed rate notes to be redeemed (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date of the fixed rate notes to be redeemed on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date of the fixed rate notes to be redeemed. If there is no United States Treasury security maturing on such date but there are two or more United States Treasury securities with a maturity date equally distant from such date, one with a maturity date preceding such date and one with a maturity date following such date, we shall select the United States Treasury security with a maturity date preceding such date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date of the fixed rate notes to be redeemed, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time on such day. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time on such day, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of fixed rate notes of the applicable series to be redeemed.

In the case of a partial redemption of any series of fixed rate notes, selection of the fixed rate notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No fixed rate notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the fixed rate notes to be redeemed are held by The Depository Trust Company (“DTC”) (or another depositary), the redemption of the fixed rate notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the fixed rate notes or portions thereof called for redemption.
Special Mandatory Redemption
If (i) the consummation of the Cidara Acquisition does not occur on or before the later of (x) May 13, 2026 or (y) such later date to which the end date under the Merger Agreement as in effect on the closing date of this offering may be extended in accordance with the terms thereof (such later date, the “Special Mandatory Redemption End Date”), (ii) prior to the Special Mandatory Redemption End Date, the Merger Agreement is terminated or (iii) we otherwise notify the trustee that we will not pursue the consummation of the Cidara Acquisition (the earlier of the date of delivery of such notice described in clause (iii), the Special Mandatory Redemption End Date and the date the Merger Agreement is terminated, the “Special Mandatory Redemption Trigger Date”), we will be required to redeem the floating rate notes, the 2029 notes, the 2031 notes, the 2032 notes, the 2046 notes and the 2065 notes (collectively, the “SMR notes”) then outstanding (such redemption, the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the principal amount of the SMR notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).
In the event that we become obligated to redeem the SMR notes pursuant to the Special Mandatory Redemption, we will promptly, and in any event not more than five business days after the occurrence of the Special Mandatory Redemption Trigger Date, deliver notice to the trustee of the Special Mandatory Redemption and the date upon which the SMR notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no earlier than the third business day and no later than 30 days following the date of such notice) together with a notice of Special Mandatory Redemption for the trustee to deliver to each registered holder of SMR notes to be redeemed. The trustee will then promptly mail, or deliver electronically if such SMR notes are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered holder of SMR notes to be redeemed at its registered address. Unless we default in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the SMR notes to be redeemed.
Upon consummation of the Cidara Acquisition, the foregoing provisions regarding Special Mandatory Redemption would cease to apply.
Notwithstanding the foregoing, installments of interest on any series of SMR notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the SMR notes and the indenture.
Neither the 2035 notes nor the 2055 notes will be subject to this Special Mandatory Redemption, and such notes will remain outstanding even if the Cidara Acquisition is not consummated.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of November 13, 2025, by and among Cidara Therapeutics, Inc., Merck Sharp & Dohme LLC and Caymus Purchaser, Inc.
“Cidara Acquisition” means the acquisition of Cidara Therapeutics, Inc. in accordance with the terms of the Merger Agreement.

Further Issues
We may, without the consent of holders of any series of notes offered by this prospectus supplement, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes of that series. Any additional notes of any series, together with the outstanding notes of the applicable series, will constitute a single series of notes under the indenture. No additional notes may be issued if an event of default has occurred and is continuing with respect to the applicable series of notes. Additional notes cannot be issued under the same CUSIP number unless the additional notes and original notes are fungible for U.S. federal income tax purposes.
Book-Entry System
Upon issuance, the notes of each series will be represented by one or more global notes. Each global note will be deposited with, or on behalf of, DTC, as depository, and registered in the name of a nominee of the depository.
Investors may elect to hold interests in the global notes held by the depository through Clearstream Banking, S.A. (“Clearstream, Luxembourg”) or Euroclear Bank SA/NV, as operator of the Euroclear System (the “Euroclear operator”) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective depositories, which in turn will hold such interests in customers’ securities accounts in the depositories’ names on the books of the depository. Citibank, N.A. will act as depository for Clearstream, Luxembourg, and JPMorgan Chase Bank will act as depository for the Euroclear operator (in such capacities, the “U.S. depositories”). Because holders will acquire, hold and transfer security entitlements with respect to the notes through accounts with DTC and its participants, including Clearstream, Luxembourg, the Euroclear operator and their participants, a beneficial holder’s rights with respect to the notes will be subject to the laws (including Article 8 of the Uniform Commercial Code) and contractual provisions governing a holder’s relationship with its securities intermediary and the relationship between its securities intermediary and each other securities intermediary and between it and us, as the issuer. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of the depository or to a successor of the depository or its nominee.
Ownership of beneficial interests in a global note will be limited to institutions that have accounts with the depository or its nominee or persons that may hold interests through participants. We have been advised by the depository that upon receipt of any payment of principal of, or interest on, a global note, the depository will credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of the depository. Ownership of beneficial interests by participants in the global note will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee. Ownership of beneficial interests in the global note by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within such participant will be effected only through, records maintained by participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global note.
Payment of principal of, and interest on, any global note registered in the name of or held by the depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global note. Payments by participants to owners of beneficial interests in a global note held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of the participants. None of us, the trustee, the underwriters, nor any agent of ours or the trustee will have any responsibility or liability for any aspects of the depository’s records or any participant’s records relating to, or payments made on account of, beneficial ownership interests in a global note or for maintaining, supervising or reviewing any of the depository’s records or any participant’s records relating to the beneficial ownership interests.
No global note may be transferred except as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository.

No global note may be exchanged in whole or in part for notes registered, and no transfer of a global note in whole or in part may be registered, in the name of any person other than the depository or any nominee of the depository unless (i) the depository has notified us that it is unwilling or unable to continue as depository for such global note or has ceased to be qualified to act as such as required by the indenture, (ii) there has occurred and is continuing an event of default with respect to the notes or (iii) we determine in our sole discretion at any time that the global note shall be so exchangeable.
Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for separate notes in registered form of any authorized denomination and of like tenor and aggregate principal amount. These notes shall be registered in the name or names of such person or persons as the depository instructs the trustee. We expect that these instructions would be based upon directions received by the depository from its participants with respect to ownership of beneficial interests in such global note.
As long as the depository, or its nominee, is the registered holder of a note, the depository or such nominee, as the case may be, will be considered the sole owner and holder of such global note for all purposes under the notes and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global note will not be entitled to have such global note registered in their names, will not receive or be entitled to receive physical delivery of notes in exchange therefor and will not be considered to be the owners or holders of such global note for any purpose under the notes or the indenture. Accordingly, each person owning a beneficial interest in the global note must rely on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.
The indenture provides that the depository, as a holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action which a holder is entitled to give or take under the indenture.
The depository has advised us as follows: the depository is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in these securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depository’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom (and/or their representatives) own the depository. Access to the depository’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Clearstream, Luxembourg advises that it is a limited liability company organized under Luxembourg law. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream, Luxembourg participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg participants are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear operator.

Distributions with respect to the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by the U.S. depository for Clearstream, Luxembourg.
The Euroclear operator advises that the Euroclear System was created in 1968 to hold securities for its participants (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is operated by Euroclear Bank SA/NV (the “Euroclear operator”) under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “terms and conditions”). The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions with respect to the notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depository for the Euroclear operator.
Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the depository, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream, Luxembourg and within the Euroclear System and between Clearstream, Luxembourg and the Euroclear System in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the notes may be transferred within the depository in accordance with procedures established for this purpose by the depository. Transfers of book-entry interests in the notes among Clearstream, Luxembourg and the Euroclear operator and the depository may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the depository.
Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through the depository on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected through the depository in accordance with the depository’s rules on behalf of the relevant European international clearing system by its U.S. depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from the depository, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the depository. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositories.
Because of time-zone differences, credits of interests in the notes received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a depository participant will be made during subsequent securities settlement processing and dated the business day following the depository settlement date. Credits of interests or any transactions involving interests in the notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a depository participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg participants or Euroclear participants on the business day following the depository settlement date. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of interests in the notes by or through a Clearstream, Luxembourg customer or a Euroclear participant to a depository participant will be received with value on the depository settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the depository.
Although the depository, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of the depository, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.
Governing Law
The indenture and the notes will be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and performed in New York State.
Open Market Purchases
We may at any time and from time to time purchase notes in the open market or otherwise.
The Trustee, Paying Agent and Security Registrar
U.S. Bank Trust National Association is the trustee, paying agent and security registrar with respect to the notes. U.S. Bank Trust National Association currently serves as the trustee with respect to certain of our other outstanding debt securities.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES
The following summary describes certain U.S. federal income tax consequences and, in the case of a non-U.S. Holder (as defined below), certain U.S. federal estate tax consequences, of acquiring, owning and disposing of the notes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. This summary applies to you only if you are a beneficial owner of a note that holds the note as a capital asset (generally, investment property), and you acquire the note for cash in this offering for a price equal to the issue price of the notes of the applicable series (i.e., the first price at which a substantial amount of the notes of the applicable series is sold for money to investors, other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). In addition, this summary does not address special U.S. federal income or estate tax rules that may be applicable to certain categories of beneficial owners of notes, such as:
•dealers in securities;
•traders in securities who elect to mark the notes to market for U.S. federal income tax purposes;
•U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a straddle or synthetic security;
•persons subject to the alternative minimum tax;
•U.S. expatriates;
•banks and other financial institutions;
•insurance companies;
•controlled foreign corporations, passive foreign investment companies, real estate investment trusts and regulated investment companies and shareholders of such corporations;
•entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and
•pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.
In the case of an entity or arrangement classified as a partnership for U.S. federal tax purposes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership considering purchasing notes, or a partner in such a partnership, you should consult your own tax advisor regarding the U.S. federal income and estate tax consequences of purchasing, owning and disposing of the notes.
This summary is based on U.S. federal income and estate tax law, including the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), final, temporary and proposed Treasury regulations, administrative rulings and judicial authorities, all as in effect or in existence as of the date of this prospectus supplement. Subsequent developments in U.S. federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income and estate tax consequences of purchasing, owning and disposing of notes as set forth in this summary. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of the purchase, ownership or disposition of the notes. In addition, this summary does not discuss any U.S. federal tax consequences other than U.S. federal income tax consequences (and, in the case of non-U.S. Holders, U.S. federal estate tax consequences), such as gift tax consequences or the

Medicare tax on certain investment income, or any U.S. state or local income or non-U.S. income or other tax consequences.
U.S. Holders that use an accrual method of accounting for U.S. federal income tax purposes generally are required to include certain amounts in income no later than the time such amounts are reflected on certain applicable financial statements. The application of this rule may require the accrual of income earlier than would be the case under the general U.S. federal income tax rules described below. If you are a U.S. Holder that uses an accrual method of accounting for U.S. federal income tax purposes, you should consult with your tax advisor regarding the potential applicability of this rule to your particular situation.
Before you purchase notes, you should consult your own tax advisor regarding the particular U.S. federal, state and local and non-U.S. income and other tax consequences of acquiring, owning and disposing of the notes that may be applicable to you.
Effect of Certain Contingencies
The SMR notes are subject to “Special Mandatory Redemption” at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the “Special Mandatory Redemption Date,” upon the occurrence of a “Special Mandatory Redemption Trigger Date” (each as defined under “Description of the Notes—Special Mandatory Redemption”). The Special Mandatory Redemption feature may implicate the provisions of Treasury regulations relating to the determination of the yield and term to maturity of a debt instrument or relating to “contingent payment debt instruments.” However, the applicable Treasury regulations provide that, for purposes of determining the yield and term to maturity of a debt instrument, and whether a debt instrument is a “contingent payment debt instrument,” a contingency is ignored if it is remote or incidental or, in certain circumstances, if the payment schedule in which the contingency is not triggered is “significantly more likely than not to occur” (in each case, within the meaning of the applicable Treasury regulations). Although the issue is not free from doubt, we intend to take the position that the possibility that the Special Mandatory Redemption will be triggered is “remote” or “incidental” or the payment schedule in which the Special Mandatory Redemption is not triggered is “significantly more likely than not” to occur. In any of these events, the Special Mandatory Redemption feature will not be taken into account for purposes of determining the yield and term to maturity of the SMR notes and will not result in the SMR notes being subject to the rules governing contingent payment debt instruments. Under our position, any additional amount paid to redeem the SMR notes pursuant to the Special Mandatory Redemption would be treated as part of the amount realized in exchange for the SMR notes for U.S. federal income tax purposes. Our position is binding on a beneficial owner of the SMR notes. However, our position is not binding on the IRS. If the IRS were to challenge our position successfully, a beneficial owner of the SMR notes might, among other things, have inclusions in income that differ in timing and amount from those described below and/or be required to treat any gain recognized on the disposition of an SMR note as ordinary income rather than capital gain. The remainder of this discussion assumes that the yield and term to maturity of the SMR notes is determined without regard to the Special Mandatory Redemption feature and that the SMR notes are not treated as contingent payment debt instruments.
U.S. Holders
The following summary applies to you only if you are a U.S. Holder (as defined below). A “U.S. Holder” is a beneficial owner of a note or notes that is for U.S. federal income tax purposes:
•an individual citizen or resident of the United States;
•a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income taxation regardless of the source of that income; or
•a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Internal Revenue Code) have the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”
Payments of Stated Interest
Stated interest on your notes will be taxed as ordinary interest income. In addition:
•if you use the cash method of accounting for U.S. federal income tax purposes, you will have to include stated interest on your notes in your gross income at the time you receive the interest; and
•if you use the accrual method of accounting for U.S. federal income tax purposes, you will have to include stated interest on your notes in your gross income at the time the interest accrues.
It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.
Sale or Other Taxable Disposition of Notes
Upon the sale, redemption, retirement, exchange or other taxable disposition of the notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:
•the amount realized on the disposition (less any amount attributable to accrued but unpaid stated interest on the notes, which will be taxable as ordinary interest income, to the extent not previously included in your gross income, in the manner described above under “—Payments of Stated Interest”); and
•your adjusted tax basis in the notes.
Your adjusted tax basis in your notes generally will be their cost.
Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate U.S. Holder, under current law your long-term capital gain generally will be subject to a preferential rate of U.S. federal income tax.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to payments to you of stated interest on the notes and the proceeds of a sale or other disposition (including a retirement or redemption) of the notes.
In general, “backup withholding” (currently at a rate of 24%) may apply:
•to any payments made to you of stated interest on your note, and
•to payment of the proceeds of a sale or other disposition (including a redemption or retirement) of your note, if you are a U.S. Holder and you fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules and you do not otherwise establish an exemption.
Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability (which may result in your being entitled to a refund of U.S. federal income tax), provided the required information is timely provided to the IRS.
Non-U.S. Holders
The following summary applies to you if you are a beneficial owner of a note or notes and you are neither a U.S. Holder (as defined above) nor an entity or arrangement classified as a partnership for U.S. federal tax purposes (a “non-U.S. Holder”).

U.S. Federal Withholding Tax
Subject to the discussions below regarding backup withholding and FATCA (as defined below), U.S. federal withholding tax will generally not apply to payments of stated interest on your notes under the “portfolio interest” exception of the Internal Revenue Code, provided that:
•you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;
•you are not a “controlled foreign corporation” for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code);
•you are not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code;
•such stated interest is not effectively connected with your conduct of a trade or business within the United States; and
•you provide a signed written statement, on an IRS Form W-8BEN or W-8BEN-E (or other applicable form) which can reliably be associated with you, certifying under penalties of perjury that you are not a “United States person” within the meaning of the Internal Revenue Code, to:
(A)the applicable withholding agent; or
(B)a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to the applicable withholding agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you the signed, written statement described above and provides a copy of this statement to the applicable withholding agent.
The applicable Treasury regulations provide alternative methods for satisfying the foregoing certification requirement. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.
If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of stated interest made to you will be subject to 30% U.S. federal withholding tax unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on your notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business within the United States, or (2) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.
Any gain recognized upon a sale, exchange, retirement, redemption or other taxable disposition of a note (other than any amount representing accrued but unpaid stated interest paid by us, which is treated as described immediately above) generally will not be subject to U.S. federal withholding tax, subject to the discussions below regarding backup withholding and FATCA.
U.S. Federal Income Tax
Except for the possible application of U.S. federal withholding tax (see above) and backup withholding and FATCA (see below), you generally will not have to pay U.S. federal income tax on payments of principal of and stated interest on your notes, or on any gain realized from (or accrued stated interest treated as received in connection with) the sale, exchange, redemption, retirement or other taxable disposition of your notes unless:
•in the case of stated interest payments or disposition proceeds representing accrued stated interest, you cannot satisfy the requirements of the “portfolio interest” exception described above (and your U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above);

•in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though you are not considered a resident alien under the Internal Revenue Code); or
•any stated interest or gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you.
If you are engaged in a trade or business within the United States, and stated interest or gain in respect of your notes is effectively connected with the conduct of your trade or business, the stated interest or gain generally will be exempt from U.S. federal withholding tax as described above and instead will be subject to U.S. federal income tax on a net basis at the regular graduated rates and in the manner applicable to a U.S. Holder (unless an applicable income tax treaty provides otherwise). In addition, if you are a non-U.S. Holder that is a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable income tax treaty.
Backup Withholding and Information Reporting
Generally, the applicable withholding agent will be required to report to the IRS and to you payments of stated interest on the notes and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such stated interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.
Backup withholding will not apply to payments of stated interest made on the notes to you if you have provided to the applicable withholding agent the required certification that you are not a “United States person” within the meaning of the Internal Revenue Code as described in “—U.S. Federal Withholding Tax” above, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person.
The gross proceeds from the sale, exchange, retirement, redemption or other disposition of your notes may be subject, in certain circumstances discussed below, to information reporting and backup withholding (currently at a rate of 24%). If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the backup withholding and information reporting requirements generally will not apply to that payment. However, information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non- U.S. office of a broker that is a United States person (as defined in the Internal Revenue Code) or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that you are not a United States person and certain other conditions are met or you otherwise establish an exemption. If you receive payment of the proceeds from a sale of your notes through a U.S. office of a broker, the payment will be subject to both backup withholding and information reporting unless you provide an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying that you are not a United States person or you otherwise establish an exemption, provided that the broker does not have actual knowledge, or reason to know, that you are a United States person or that the conditions of any other exemption are not, in fact, satisfied. You should consult your own tax advisor regarding application of the backup withholding rules in your particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding.
Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability (which may result in your being entitled to a refund of U.S. federal income tax), provided the required information is timely provided to the IRS.
U.S. Federal Estate Tax
Unless otherwise provided in an applicable estate tax or other treaty, if you are an individual and are not a U.S. citizen or a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of your death, your notes generally will not be subject to the U.S. federal estate tax, unless, at the time of your death:

•you directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or
•stated interest on your notes is effectively connected with your conduct of a trade or business within the United States.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments of (i) U.S.-source interest (including interest paid on the notes) and (ii) the gross proceeds from the sale or other disposition of an obligation that produces U.S.-source interest (including the sale, exchange, redemption, retirement or other taxable disposition of the notes). Under proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. The withholding tax applies to a foreign entity, whether acting as a beneficial owner or as an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a U.S. Holder or a non-U.S. Holder holds its notes will affect the determination of whether such withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to U.S. Holders or non-U.S. Holders in respect of any amounts withheld under FATCA. U.S. Holders that own their interests in a note through a foreign entity or intermediary, and non-U.S. Holders, are encouraged to consult their tax advisors regarding FATCA.
THE PRECEDING SUMMARY OF CERTAIN U.S. FEDERAL TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

UNDERWRITING
Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement, between us and the underwriters named below, for whom Citigroup Global Markets Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of floating rate notes	Principal Amount of 2029 notes	Principal Amount of 2031 notes	Principal Amount of 2032 notes	Principal Amount of 2035 notes	Principal Amount of 2046 notes	Principal Amount of 2055 notes	Principal Amount of 2065 notes
Citigroup Global Markets Inc.	$80,000,000	$120,000,000	$160,000,000	$160,000,000	$240,000,000	$120,000,000	$240,000,000	$160,000,000
BNP Paribas Securities Corp.	80,000,000	120,000,000	160,000,000	160,000,000	240,000,000	120,000,000	240,000,000	160,000,000
Deutsche Bank Securities Inc.	80,000,000	120,000,000	160,000,000	160,000,000	240,000,000	120,000,000	240,000,000	160,000,000
HSBC Securities (USA) Inc.	80,000,000	120,000,000	160,000,000	160,000,000	240,000,000	120,000,000	240,000,000	160,000,000
Barclays Capital Inc.	35,000,000	52,500,000	70,000,000	70,000,000	105,000,000	52,500,000	105,000,000	70,000,000
BofA Securities, Inc.	35,000,000	52,500,000	70,000,000	70,000,000	105,000,000	52,500,000	105,000,000	70,000,000
Santander US Capital Markets LLC	35,000,000	52,500,000	70,000,000	70,000,000	105,000,000	52,500,000	105,000,000	70,000,000
DNB Carnegie, Inc.	10,000,000	15,000,000	20,000,000	20,000,000	30,000,000	15,000,000	30,000,000	20,000,000
SG Americas Securities, LLC	10,000,000	15,000,000	20,000,000	20,000,000	30,000,000	15,000,000	30,000,000	20,000,000
Standard Chartered Bank	10,000,000	15,000,000	20,000,000	20,000,000	30,000,000	15,000,000	30,000,000	20,000,000
U.S. Bancorp Investments, Inc.	10,000,000	15,000,000	20,000,000	20,000,000	30,000,000	15,000,000	30,000,000	20,000,000
Wells Fargo Securities, LLC	10,000,000	15,000,000	20,000,000	20,000,000	30,000,000	15,000,000	30,000,000	20,000,000
Academy Securities, Inc.	5,000,000	7,500,000	10,000,000	10,000,000	15,000,000	7,500,000	15,000,000	10,000,000
Independence Point Securities LLC	5,000,000	7,500,000	10,000,000	10,000,000	15,000,000	7,500,000	15,000,000	10,000,000
MFR Securities, Inc.	5,000,000	7,500,000	10,000,000	10,000,000	15,000,000	7,500,000	15,000,000	10,000,000
Penserra Securities LLC	5,000,000	7,500,000	10,000,000	10,000,000	15,000,000	7,500,000	15,000,000	10,000,000
Telsey Advisory Group LLC	5,000,000	7,500,000	10,000,000	10,000,000	15,000,000	7,500,000	15,000,000	10,000,000
Total	$500,000,000	$750,000,000	$1,000,000,000	$1,000,000,000	$1,500,000,000	$750,000,000	$1,500,000,000	$1,000,000,000
The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.
The underwriters initially propose to offer some of the notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer some of the notes to certain dealers at the public offering prices less a concession not to exceed 0.150% of the principal amount, with respect to the floating rate notes, 0.150% of the principal amount, with respect to the 2029 notes, 0.200% of the principal amount, with respect to the 2031 notes, 0.225% of the principal amount, with respect to the 2032 notes, 0.250% of the principal amount, with respect to the 2035 notes, 0.435% of the principal amount, with respect to the 2046 notes, 0.450% of the principal amount, with respect to the 2055 notes and 0.500% of the principal amount, with respect to the 2065 notes. Any underwriter may allow, and any such dealer may reallow, a concession not to exceed 0.100% of the principal amount, with respect to the floating rate notes, 0.100% of the principal amount, with respect to the 2029 notes, 0.150% of the principal amount, with respect to the 2031 notes, 0.135% of the principal amount, with respect to the 2032 notes, 0.150% of the principal amount, with respect to the 2035 notes, 0.250% of the principal amount, with respect to the 2046 notes, 0.250% of the principal amount, with respect to the 2055 notes and 0.300% of the principal amount, with respect to the 2065 notes, on sales to certain other dealers. After the initial offering of the notes to the public, the representatives may change the public offering prices and concessions. The underwriters may from time to time vary the offering prices and other selling terms.

The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discounts that we will pay to the underwriters in connection with the offering of the notes:

Paid by us	Floating rate notes	2029 notes	2031 notes	2032 notes	2035 notes	2046 notes	2055 notes	2065 notes
Per Note	0.250%	0.250%	0.350%	0.375%	0.450%	0.725%	0.750%	0.800%
Total	$1,250,000	$1,875,000	$3,500,000	$3,750,000	$6,750,000	$5,437,500	$11,250,000	$8,000,000
Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $13 million. The underwriters have agreed to reimburse us for certain of our expenses in connection with this offering.
We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
The notes are new issues of securities, and there are currently no established trading markets for the notes. We do not intend to apply for the notes to be listed on any securities exchange or automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes of each series, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that liquid trading markets will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.
In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.
Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority.
Settlement
We expect to deliver the notes against payment therefor on the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisors.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions.
Substantially all of the underwriters or their affiliates are participants in our $6.0 billion, five-year credit facility maturing in May 2030. Certain of the underwriters or their affiliates are or may serve as dealers in our commercial paper program.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the securities registrar, paying agent, and trustee under the indenture governing the notes.
Additionally, BofA Securities, Inc. acted as our financial advisor in connection with our pending acquisition of Cidara Therapeutics, Inc.
Selling Restrictions
The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the U.K. PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in the U.K. will be made pursuant to an exemption under the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the U.K. Prospectus Regulation.
This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the FSMA and are being distributed only to, and are directed only at, persons in the United Kingdom who are “qualified investors” (as defined in the U.K. Prospectus Regulation) who are also (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong)

other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to any person in Singapore other than
(i)to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or
(ii)to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in South Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the notes acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant purchase agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information in documents that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The information we incorporate by reference into this prospectus supplement supersedes the information incorporated by reference in the accompanying prospectus, and information in documents that we file after the date of this prospectus supplement and before the termination of the offering to which this prospectus supplement relates will automatically update information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below as well as any future filings under Exchange Act File No. 001-06571 we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering to which this prospectus supplement relates (in each case other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K, except as expressly set forth below):
•our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 25, 2025;
•our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 2, 2025, August 5, 2025 and November 5, 2025, respectively;
•our Current Reports on Form 8-K filed with the SEC on May 29, 2025, July 29, 2025 (solely with respect to Item 2.05) and September 9, 2025; and
•our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2025 (solely to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024).
We will provide, without charge, copies of any document incorporated by reference into this prospectus supplement, excluding exhibits other than those that are specifically incorporated by reference into this prospectus supplement. You can obtain a copy of any document incorporated by reference by writing or calling us at our principal executive offices as follows:
Merck & Co., Inc., Rahway, N.J., USA
126 East Lincoln Avenue
Rahway, New Jersey 07065
908-740-4000
Attention: Office of the Secretary

VALIDITY OF THE NOTES
The validity of the notes will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York and by Jennifer Zachary, our Executive Vice President and General Counsel, with respect to New Jersey law. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York. As of November 21, 2025, Ms. Zachary owned, directly and indirectly, 56,899.018 shares of our common stock, 8,854 of our restricted stock units, each representing a contingent right to receive one share of our common stock, and options to purchase 238,524 shares of our common stock.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
Merck & Co., Inc., Rahway, N.J., USA
Debt Securities
Guarantees
MSD Netherlands Capital B.V.
Debt Securities

Merck & Co., Inc., Rahway, N.J., USA (“Parent”) may from time to time issue debt securities in one or more offerings pursuant to this prospectus. MSD Netherlands Capital B.V., a wholly-owned subsidiary of Parent (“MSD Netherlands”), may from time to time issue debt securities in one or more offerings pursuant to this prospectus, which will be fully and unconditionally guaranteed by Parent. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents incorporated by reference in this prospectus and any accompanying prospectus supplement before you make your investment decision.
Parent or MSD Netherlands, as applicable, may sell these securities to or through underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of the debt securities, including whether such debt securities of Parent will be guaranteed, and the specific manner in which they may be offered, including the names of any underwriters or agents, will be described in a supplement to this prospectus.
Investing in these securities involves risks. You should carefully consider all of the information set forth in this prospectus, including under “Risk Factors” on page 3 of this prospectus, and in any prospectus supplement or documents incorporated by reference in this prospectus or any prospectus supplement before deciding to invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that the Company and MSD Netherlands filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf process, Parent and MSD Netherlands may, from time to time, sell any combination of the debt securities and guarantees described in this prospectus in one or more offerings. No limit exists on the aggregate amount of debt securities Parent and MSD Netherlands may sell pursuant to the registration statement.
This prospectus provides you with a general description of the debt securities Parent or MSD Netherlands may offer. Certain portions of the registration statement and the exhibits thereto have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to such omitted portions for further information with respect to us and the debt securities offered hereby. A copy of the registration statement may be inspected or obtained from Parent at the telephone number and address set forth in “Incorporation of Certain Documents by Reference” below. Each time Parent or MSD Netherlands sells securities pursuant to this prospectus, Parent or MSD Netherlands, as applicable, will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the debt securities and any guarantees offered. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement to this prospectus, any documents incorporated by reference in this prospectus and any prospectus supplement and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. Parent and MSD Netherlands have not authorized any other person to provide you any information other than that contained or incorporated by reference in this prospectus. Parent and MSD Netherlands take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. Parent and MSD Netherlands are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
Neither the delivery of this prospectus nor any sales hereunder shall under any circumstances create any implication that there has been no change in the affairs of Parent since the date hereof. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents incorporated by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless otherwise stated or the context so requires, references in this prospectus to (i) “the Company,” “we,” “us” and “our” are to Merck & Co., Inc., Rahway, N.J., USA and its consolidated subsidiaries, including MSD Netherlands, (ii) “Parent” are to Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries and (iii) “MSD Netherlands” are to MSD Netherlands Capital B.V.

MERCK & CO., INC., RAHWAY, N.J., USA
We are a global health care company that delivers innovative health solutions through our prescription medicines, including biologic therapies, vaccines and animal health products. Our operations are principally managed on a product basis and include two operating segments, Pharmaceutical and Animal Health, both of which are reportable segments.
The Pharmaceutical segment includes human health pharmaceutical and vaccine products. Human health pharmaceutical products consist of therapeutic and preventive agents, generally sold by prescription, for the treatment of human disorders. We sell these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. Human health vaccine products consist of preventive pediatric, adolescent and adult vaccines. We sell these human health vaccines primarily to physicians, wholesalers, distributors and government entities.
The Animal Health segment discovers, develops, manufactures and markets a wide range of veterinary pharmaceutical and vaccine products, as well as health management solutions and services, for the prevention, treatment and control of disease in all major livestock and companion animal species. We also offer an extensive suite of digitally connected identification, traceability and monitoring products. We sell our products to veterinarians, distributors, animal producers, farmers and pet owners.
On June 2, 2021, we completed the spin-off (the “Spin-Off”) of products from our women’s health, biosimilars and established brands businesses into a new, independent, publicly traded company named Organon & Co. (“Organon”) through a distribution of Organon’s publicly traded stock to our shareholders. The established brands included in the transaction consisted of dermatology, non-opioid pain management, respiratory, select cardiovascular products, as well as the rest of our diversified brands franchise.
All product or service marks appearing in type form different from that of the surrounding text are trademarks or service marks owned, licensed to, promoted or distributed by Merck & Co., Inc., Rahway, N.J., USA, its subsidiaries or affiliates, except as noted. All other trademarks or services marks are those of their respective owners.
Parent was incorporated in the State of New Jersey and maintains our principal offices in Rahway, New Jersey. Our address is 126 East Lincoln Avenue, Rahway, New Jersey 07065, and our telephone number is (908) 740-4000. We have a website that is located at www.msd.com. Information available on, or accessible through, our website is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.
MSD NETHERLANDS CAPITAL B.V.
MSD Netherlands was incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Haarlem, the Netherlands and its registered office is located at Waarderweg 39, 2031 BN Haarlem, the Netherlands. MSD Netherlands is registered with the Trade Register of the Chamber of Commerce in the Netherlands under number 93598734. MSD Netherlands is a wholly-owned finance subsidiary of Parent and has no assets or operations other than as related to the issuance, administration and repayment of any debt securities that MSD Netherlands may issue from time to time that will be fully and unconditionally guaranteed by Parent. MSD Netherlands’ telephone number is +31 23 5153 153.

RISK FACTORS
Before deciding to invest in Parent’s or MSD Netherlands’ securities, you should carefully consider the risk factors and forward-looking statements described in Item 1A of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2023 (which is incorporated by reference herein). In addition, you should carefully consider information in any accompanying prospectus supplement or any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in Parent’s or MSD Netherlands’ securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.
FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any documents incorporated by reference herein or therein and oral statements made from time to time by us may contain so-called “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act), all of which are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially from those set forth in the statements. One can identify these forward-looking statements by their use of words such as “anticipates,” “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning, or negative variations of any of the foregoing. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results, product approvals, product potential, development programs, environmental or other sustainability initiatives. One must carefully consider any such statement and should understand that many factors could cause actual results to differ materially from our forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Parent and MSD Netherlands do not assume the obligation to update any forward-looking statement. Parent and MSD Netherlands caution you not to place undue reliance on these forward-looking statements. One should carefully evaluate such statements in light of factors, including risk factors, described under “Risk Factors” above and in the documents incorporated herein by reference in which are discussed in more detail various important factors that could cause actual results to differ from expected or historic results. One should understand that it is not possible to predict or identify all such factors. Consequently, one should not consider any such list to be a complete statement of all potential risks or uncertainties.
USE OF PROCEEDS
Unless otherwise indicated in the accompanying prospectus supplement, we will use the net proceeds from the sale of any debt securities by Parent or MSD Netherlands for general corporate purposes, including the reduction of short-term debt. We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES PARENT MAY OFFER
General
In this section, “we,” “our” and “us” refer to Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries. “You” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the information under the caption “Legal Ownership and Book-Entry Issuance.”
The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.
As required by federal law for all bonds and notes that are publicly offered, a document called the indenture governs the debt securities. The indenture is a contract, dated as of January 6, 2010, which we may amend in the future, between us and U.S. Bank Trust National Association, which acts as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Defaults and Remedies—Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs administrative duties for us, such as sending you interest payments, registering transfers of your debt securities to a new buyer if you sell and sending you notices.
The indenture and its associated documents contain the full legal text of the matters described in this section. New York law governs the indenture and governs the debt securities. The indenture is an exhibit to our registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.
We may issue as many distinct series of debt securities under the indenture as we wish. A series of debt securities may be guaranteed by one or more of our subsidiaries. There is no limit on the amount of debt securities we may issue under the indenture and the provisions of the indenture allow us to issue debt securities with terms different from those previously issued under the indenture. Also, we may “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.
This section summarizes all the material terms of the debt securities that are common to all series unless otherwise indicated in the prospectus supplement relating to a particular series. Because this section is a summary, it does not describe every aspect of the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of some of the terms used in the indenture. We describe the meaning for only some of the important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, we incorporate by reference those sections or defined terms here or in the prospectus supplement.
We may issue the debt securities as original issue discount securities, which we would offer and sell at a substantial discount below their stated principal amount. (section 101) A prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. We may also issue the debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in a prospectus supplement relating to any of these types of debt securities. A prospectus supplement relating to indexed debt securities or foreign currency debt securities will also describe any additional tax consequences or other special considerations applicable to these types of debt securities.

In addition, we will describe the material specific financial, legal and other terms particular to debt securities of each series in a prospectus supplement relating to debt securities of that series. A prospectus supplement relating to debt securities of a series will describe the following terms of the debt securities:
•the title of the debt securities of the series;
•whether our obligations under the debt securities of the series will be guaranteed;
•any limit on the total principal amount of the debt securities of the series;
•the person to whom interest on a debt security is payable, if other than the holder on the regular record date;
•the date or dates on which the debt securities of the series are scheduled to mature;
•any rate or rates, which may be fixed or variable, per annum at which the debt securities of the series will bear interest, if any, and the date or dates from which any interest will accrue;
•the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive each interest payment;
•the place or places where the principal and any premium and interest will be payable;
•any date after which, or any period or periods within which, and the price or prices at which, we will have the option to redeem the debt securities of the series, and the other detailed terms and provisions of any optional redemption right;
•any obligation we will have to redeem the debt securities of the series under a sinking fund or analogous provision or to redeem your debt securities at your option and the period or periods during which, the price or prices at which and the other specific terms under which, we would be obligated to redeem the debt securities of the series under any obligation of this kind;
•if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which we will issue the debt securities of the series;
•if other than United States dollars, the currency of payment of the principal and any premium and interest on the debt securities of the series;
•any index or other special method we will use to determine the amount of principal or any premium or interest we will pay on the debt securities of the series;
•if we or you have a right to choose the currency, currency units or composite currencies in which payments on any of the debt securities of the series will be made, the currencies, currency units or composite currencies that we or you may elect, when we or you may make the election and the other specific terms of the right to make an election of this kind;
•if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon the declaration of acceleration of the maturity of the debt securities of the series;
•the applicability of the provisions described under “—Defeasance”;
•if we will issue the debt securities of the series in whole or in part in the form of global securities as described below under “Legal Ownership and Book-Entry Issuance—Global Securities,” the name of the depository for the debt securities of the series and the circumstances under which the trustee may terminate the global securities and register separate debt securities in the names of persons other than the depository or its nominee if other than those circumstances described under “Legal Ownership and Book-Entry Issuance—Global Securities—Special Situations When a Global Security will be Terminated”; and

•any other special terms of the debt securities of the series that are not inconsistent with the provisions of the indenture. (section 301)
We will attach the prospectus supplement relating to the debt securities of the series to the front of this prospectus.
We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that we issue any other debt securities under the indenture described herein. Thus, we may issue any other debt securities under other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.
Without limiting the foregoing, we and the trustee may enter into one or more supplemental indentures with one or more of our subsidiaries providing for a full and unconditional guarantee by such subsidiaries of the payment of principal of, premium, if any, and interest on and “additional amounts” with respect to these debt securities when due, whether at maturity or otherwise. The debt securities described herein will be effectively subordinated to any secured debt we or our subsidiaries incur to the extent of the value of such security. The debt securities will also be structurally subordinated to all indebtedness of our subsidiaries which are not guarantors of the debt securities.
Overview of Remainder of this Section
The remainder of this section summarizes:
•Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.
•Your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities.
•Restrictive covenants contained in the indenture which specify particular business actions that we promise not to take. Particular debt securities of a series may have additional restrictive covenants.
•Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called defeasance.
•Your rights if we default or experience other financial difficulties.
•Our relationship with the trustee.
Additional Mechanics
Form, Exchange and Registration of Transfer
We will issue the debt securities:
•only in fully registered form;
•without interest coupons; and
•unless otherwise indicated in the prospectus supplement, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. (section 302)
You may have your debt securities broken into more debt securities of smaller denominations of not less than $2,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (section 305) This is called an exchange.
You may exchange or register a transfer of debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and registering transfers of debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers. (section 305) You may also replace lost, stolen or mutilated debt securities at that office. (section 306) The trustee’s agent may require an indemnity before replacing any debt securities.
You will not be required to pay a service charge to register a transfer of debt securities or to exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The security registrar will make the registration of transfer or exchange only if it is satisfied with your proof of ownership. (section 305)
If we have designated additional trustees, they are named in the prospectus supplement. We may cancel the designation of any particular trustee. We may also approve a change in the office through which any trustee acts. (section 1002)
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the issuance of, registration of transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (section 305)
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and tenor.
Payment and Paying Agents
We will pay interest to you on each date interest is due if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day is called the regular record date and is stated in the prospectus supplement. (section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date.
Unless otherwise stated in the prospectus supplement, we will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. (section 1002) That office is currently located at 100 Wall Street, 6th floor, New York, New York 10005. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.
Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular debt securities of the series. (section 1002)
Notices
We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records. (section 106)
All paying agents must return to us upon our request all money paid by us that remains unclaimed two years after the amount is due to direct holders. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (section 1003)

Special Situations
Mergers and Similar Events
We may consolidate or merge with another company or firm. We may also convey, transfer or lease all of our properties and assets substantially as an entirety to another firm, or buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless the following conditions, among others, are met:
•We are the surviving entity or, when we merge out of existence or convey, transfer or lease all of our properties and assets substantially as an entirety, the other firm must be a corporation, limited liability company, partnership or trust organized under the laws of a U.S. state or the District of Columbia or under Federal law and it must agree to be legally responsible for the debt securities.
•The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default, as described under “—Default and Remedies—Events of Default—What is an Event of Default,” that has occurred and not been cured. A default for this purpose would also include the occurrence of any event that would be an event of default if we received the required notice of our default or if under the indenture the default would become an event of default after existing for a specific period of time.
•It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights, as discussed under “—Restrictive Covenants.” If a merger or other transaction would create any liens on any of our property, we must comply with those restrictive covenants. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenants to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities on the same property that we own. (section 801)
If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or convey, transfer or lease all of our properties and assets substantially as an entirety. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we convey, transfer or lease less than all of our properties and assets substantially as an entirety. It is possible that these other types of transactions may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. However, you will have no approval right with respect to any transaction of this type.
Modification and Waiver
There are three types of changes we can make to the indenture and the debt securities.
Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:
•change the payment due date of any installment of the principal or any premium or interest on a debt security stated in the debt security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security following a default;

•change the place or currency of payment on a debt security;
•impair your right to sue for payment;
•reduce the percentage of debt securities the holders of which must consent to modify or amend the indenture;
•reduce the percentage of debt securities the holders of which must consent to waive compliance with certain provisions of the indenture or to waive certain defaults; and
•modify any other aspect of the provisions dealing with modification and waiver of the indenture except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby. (section 902)
Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by direct holders owning not less than a majority of the principal amount of the debt securities of the particular series affected. (section 902) Most changes fall into this category, such as if we wish to obtain a waiver of all or part of the restrictive covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (section 513)
Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to the addition or release of a guarantee, corrections and clarifications and other changes that would not adversely affect holders of the debt securities. (section 901)
Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.
•For debt securities for which the principal amount is undetermined because, for example, it is based on an index, we will use a special rule for that series of debt security that we will describe in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding and therefore will not carry voting rights if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “—Defeasance—Full Defeasance.” (section 1302)
We may set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the indenture. (section 104) In some circumstances, the trustee may set a record date for action by direct holders.
Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Restrictive Covenants
In the following description of restrictive covenants, we use several specialized terms without explaining the meaning when we use the terms. We define these terms, which appear in bold, italicized type without quotation marks the first time they appear, in “—Definitions Relating to our Restrictive Covenants” at the end of this subsection.

Restrictions on Secured Debt. Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. Debt which is protected by these preferential rights is called secured debt. In the indenture, we promise that neither we nor our domestic subsidiaries will incur any new secured debt that is secured by a lien on any of our or our domestic subsidiaries’ principal domestic manufacturing properties, or on any shares of stock of any of our domestic subsidiaries that own or lease a principal domestic manufacturing property, unless we grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.
We do not need to comply with this restriction if the amount of all debt that would be secured by liens on principal domestic manufacturing properties, including the new debt and all attributable debt that results from a sale and leaseback transaction involving principal domestic manufacturing properties, is less than 10% of our consolidated net tangible assets.
This restriction on secured debt does not apply to debt secured by certain types of liens, and we can disregard this secured debt when we calculate the limits imposed by this restriction. These types of liens are:
•liens on the property of any of our domestic subsidiaries, or on their shares of stock, if those liens existed at the time the corporation became our domestic subsidiary;
•with respect to any series of debt securities, any lien existing on the date of issuance of such debt securities;
•liens in favor of us or our domestic subsidiaries;
•liens in favor of U.S. governmental bodies that we granted in order to assure our payments to such bodies that we owe by law or because of a contract we entered into;
•liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for, or services rendered to, customers in the ordinary course of business not exceeding the amount of those payments;
•statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord’s liens on leased property, easements and other liens of a similar nature;
•liens on property or shares of stock that existed at the time we acquired them, including property we may acquire through a merger or similar transaction, or that we granted in order to purchase the property, which are sometimes called purchase money mortgages; and
•debt secured by liens that extend, renew or replace any of these types of liens.
We and our subsidiaries may have as much unsecured debt as we may choose. (section 1006)
Restrictions on Sales and Leasebacks. We promise that neither we nor any of our domestic subsidiaries will enter into any sale and leaseback transaction involving a principal domestic manufacturing property, unless we comply with this restrictive covenant. A sale and leaseback transaction generally is an arrangement between us or a domestic subsidiary and a bank, insurance company or other lender or investor where we or the domestic subsidiary sell a property to a lender or investor more than 120 days after the acquisition of the property or the completion of construction of the property and the beginning of its full operation and we or any domestic subsidiary lease the property back from the lender.
We can comply with this restrictive covenant in either of two ways:
•First, we will be in compliance if we or our domestic subsidiary could grant a lien on the principal domestic manufacturing property in an amount equal to the attributable debt for the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restriction on secured debt described above.

•Second, we can comply if we retire an amount of our or any domestic subsidiary’s funded debt which is not subordinated in right of payment to any outstanding debt securities, within 120 days of the transaction, equal to the greater of the net proceeds of the sale of the principal domestic manufacturing property that we or any domestic subsidiary lease in the transaction or the fair market value of that property, subject to credits for voluntary retirements of debt securities and funded debt we or the domestic subsidiary may make.
This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between us and one of our domestic subsidiaries or between domestic subsidiaries, or that involves a lease for a period of three years or less. (section 1007)
Definitions Relating to our Restrictive Covenants. Following are summaries of the meanings of the terms that are important in understanding the restrictive covenants previously described:
•“Attributable debt” means the total net amount of rent, discounted at 1% per annum over the weighted average yield to maturity of the outstanding debt securities compounded semi-annually, that is required to be paid during the remaining term of any lease.
•“Consolidated net tangible assets” is the total amount of assets, less reserves and certain other permitted deductible items, after subtracting all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discounts and expenses and similar intangible assets, as such amounts appear on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.
•A “domestic subsidiary” means any of our subsidiaries which transacts substantially all of its business in the United States, has substantially all of its fixed assets located in the United States, or owns or leases any principal domestic manufacturing property. However, a subsidiary whose principal business is financing our operations outside of the United States is not a domestic subsidiary. A subsidiary is a corporation in which we and/or one or more of our other subsidiaries owns at least 50% of the voting stock (generally defined as stock that ordinarily permits its owners to vote for the election of directors).
•“Funded debt” means all debt for borrowed money that either has a maturity of 12 months or more from the date on which the calculation of funded debt is made or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower.
•A “principal domestic manufacturing property” is any building or other structure or facility, and the land on which it sits and its associated fixtures, that we use primarily for manufacturing, processing or warehousing, that is located in the United States and that has a gross book value in excess of 1% of our consolidated net tangible assets, other than a building, structure or other facility that our board of directors has determined is not of material importance to the total business that we and our subsidiaries conduct or a building or structure which is financed by obligations issued by a state, a territory, or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest of which is excludable from gross income of the holders under provisions of the tax code.
Defeasance
The following discussion of full defeasance and covenant defeasance will be applicable to your debt securities only if we choose to have those provisions apply to securities of that series. If we do so choose, we will state that in the prospectus supplement. (section 1301)
Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities of a series if we put in place other arrangements for you to be repaid. This is called full defeasance. In order to achieve full defeasance, we must do the following, among other things:
•We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the series any combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.
•There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.
•We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. (sections 1302 and 1304)
Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance of the debt securities of a series, we must do the following:
•We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the series any combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.
If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:
•Our promises regarding conduct of our business previously described under “—Restrictive Covenants,” and any other covenants applicable to the debt securities of the series and described in the prospectus supplement.
•Restrictions regarding mergers or similar transactions, as described under “—Special Situations—Mergers and Similar Events.”
•The events of default relating to mergers or similar transactions, either of the restrictive covenants described under “—Restrictive Covenants” and any other event of default applicable to the debt securities of the series and described in the prospectus supplement as subject to defeasance.
If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred, such as our bankruptcy, and the debt securities become immediately due and payable, there may be such a shortfall in the trust deposit. (sections 1303 and 1304)
Default and Remedies—Events of Default
You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default?
The term event of default with respect to your series of debt securities means any of the following:
•We do not pay the principal or any premium on a debt security of your series on its due date.
•We do not pay interest on a debt security of your series within 30 days of its due date.
•We do not deposit money into a separate custodial account known as a sinking fund when such deposit is due, if we agreed to maintain a sinking fund for your debt securities and other debt securities of the same series.
•We remain in breach of either of the restrictive covenants described under “—Restrictive Covenants” or any other covenant or warranty in the indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of debt securities of the affected series.
•We file for bankruptcy or other specific events of bankruptcy, insolvency or reorganization occur.
•Any other event of default described in the prospectus supplement occurs. (section 501)
Remedies if an Event of Default Occurs.
If an event of default has occurred and has not been cured, the trustee or the direct holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration. The direct holders of at least a majority in principal amount of the debt securities of the affected series may cancel a declaration of acceleration of maturity. (section 502)
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the direct holders offer the trustee reasonable protection, called an indemnity, against costs, expenses and liability. (section 603) If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture. (section 512)
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•You must give the trustee written notice that an event of default has occurred and remains uncured.
•The direct holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost, expenses and other liabilities of taking that action.
•The trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice.
•The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (section 507)
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (section 508)
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of our principal executive, financial or accounting officer certifying that to the best of such signer’s knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (section 1004)
Our Relationship with the Trustee
U.S. Bank Trust National Association is the trustee under the indenture. The trustee performs services for us and our affiliates in the ordinary course of business.

DESCRIPTION OF DEBT SECURITIES MSD NETHERLANDS MAY OFFER
General
In this section, references to (i) the “Issuer,” “we,” “our” and “us” are to MSD Netherlands Capital B.V., and (ii) “Parent” are to Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries. “You” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the information under the caption “Legal Ownership and Book-Entry Issuance.”
The debt securities are not secured by any of our or Parent’s property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. The guarantees are not subordinated to any of Parent’s other debt obligations and therefore they rank equally with all of Parent’s other unsecured and unsubordinated indebtedness.
As required by federal law for all bonds and notes that are publicly offered, a document called the indenture will govern the debt securities. The indenture will be a contract, which we may amend in the future, between us, Parent and U.S. Bank Trust National Association, which acts as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us and Parent if we or Parent default. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Defaults and Remedies—Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs administrative duties for us, such as sending you interest payments, registering transfers of your debt securities to a new buyer if you sell and sending you notices.
The indenture and its associated documents will contain the full legal text of the matters described in this section. New York law will govern the indenture and the debt securities. The indenture is an exhibit to our registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.
The indenture will provide that the Issuer will appoint Parent as agent for service of process in any suit, action or proceeding with respect to the indenture, the notes or the Parent guarantee brought in any federal or state court located in the Borough of Manhattan in the City, County and State of New York and the Issuer and Parent will submit to jurisdiction.
We are a wholly-owned finance subsidiary of Parent and have no assets or operations other than as related to the issuance, administration and repayment of any debt securities that we may issue from time to time that will be fully and unconditionally guaranteed by Parent. Parent will unconditionally and irrevocably guarantee, on an unsecured senior basis, the payment of all of our obligations under each series of debt securities offered hereunder and all other amounts owed under the indenture pursuant to a guarantee to be included in the indenture. If we default in the payment of the principal of, or premium, if any, or interest on, such debt securities when and as the same shall become due, whether upon maturity, acceleration, or otherwise, or any other amounts owed under the indenture, without the necessity of action by the trustee or any holder of such debt securities, Parent shall be required promptly and fully to make such payment.
We may issue as many distinct series of debt securities under the indenture as we wish. There is no limit on the amount of debt securities we may issue under the indenture and the provisions of the indenture allow us to issue debt securities with terms different from those previously issued under the indenture. Also, we may “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.
This section summarizes all the material terms of the debt securities that are common to all series unless otherwise indicated in the prospectus supplement relating to a particular series. Because this section is a summary, it does not describe every aspect of the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of some of the terms used in the indenture. We describe the meaning for only some of the important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, we incorporate by reference those sections or defined terms here or in the prospectus supplement.
We may issue the debt securities as original issue discount securities, which we would offer and sell at a substantial discount below their stated principal amount. (section 101) A prospectus supplement relating to original issue discount securities will describe the relevant tax consequences and any other special considerations applicable to them. We may also issue the debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in a prospectus supplement relating to any of these types of debt securities. A prospectus supplement relating to indexed debt securities or foreign currency debt securities will also describe any additional relevant tax consequences or other special considerations applicable to these types of debt securities.
In addition, we will describe the material specific financial, legal and other terms particular to debt securities of each series in a prospectus supplement relating to debt securities of that series. A prospectus supplement relating to debt securities of a series will describe the following terms of the debt securities:
•the title of the debt securities of the series;
•any limit on the total principal amount of the debt securities of the series;
•the person to whom interest on a debt security is payable, if other than the holder on the regular record date;
•the date or dates on which the debt securities of the series are scheduled to mature;
•any rate or rates, which may be fixed or variable, per annum at which the debt securities of the series will bear interest, if any, and the date or dates from which any interest will accrue, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;
•the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive each interest payment;
•the place or places where the principal and any premium and interest will be payable;
•any date after which, or any period or periods within which, and the price or prices at which, we will have the option to redeem the debt securities of the series, and the other detailed terms and provisions of any optional redemption right;
•any obligation we will have to redeem the debt securities of the series under a sinking fund or analogous provision or to redeem your debt securities at your option and the period or periods during which, the price or prices at which and the other specific terms under which, we would be obligated to redeem the debt securities of the series under any obligation of this kind;
•if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which we will issue the debt securities of the series;
•if other than United States dollars, the currency of payment of the principal and any premium and interest on the debt securities of the series;
•any index or other special method we will use to determine the amount of principal or any premium or interest we will pay on the debt securities of the series;
•if we or you have a right to choose the currency, currency units or composite currencies in which payments on any of the debt securities of the series will be made, the currencies, currency units or composite currencies that we or you may elect, when we or you may make the election and the other specific terms of the right to make an election of this kind;

•if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon the declaration of acceleration of the maturity of the debt securities of the series;
•the applicability of the provisions described under “—Defeasance”;
•if we will issue the debt securities of the series in whole or in part in the form of global securities as described below under “Legal Ownership and Book-Entry Issuance—Global Securities,” the name of the depository for the debt securities of the series and the circumstances under which the trustee may terminate the global securities and register separate debt securities in the names of persons other than the depository or its nominee if other than those circumstances described under “Legal Ownership and Book-Entry Issuance—Global Securities—Special Situations When a Global Security will be Terminated”; and
•any other special terms of the debt securities of the series that are not inconsistent with the provisions of the indenture. (section 301)
We will attach the prospectus supplement relating to the debt securities of the series to the front of this prospectus.
We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that we issue any other debt securities under the indenture described herein. Thus, we may issue any other debt securities under other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.
Without limiting the foregoing, we and the trustee may enter into one or more supplemental indentures with one or more of Parent’s direct or indirect subsidiaries providing for a full and unconditional guarantee by such subsidiaries of the payment of principal of, premium, if any, and interest on and “additional amounts” with respect to these debt securities when due, whether at maturity or otherwise. The debt securities described herein and Parent’s and any other guarantor’s guarantees thereof will be effectively subordinated to any secured debt we incur or to any secured debt Parent or such other guarantor incurs to the extent of the value of such security. The debt securities and Parent’s or any other guarantor’s guarantees thereof will also be structurally subordinated to all indebtedness of Parent’s or such other guarantor’s subsidiaries that are not obligors of the debt securities.
Overview of Remainder of this Section
The remainder of this section summarizes:
•Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.
•Your rights under several special situations, such as if we or Parent merge with another company or if we want to change a term of the debt securities.
•Restrictive covenants contained in the indenture which specify particular business actions that Parent promises not to take. Particular debt securities of a series may have additional restrictive covenants.
•Our right to release ourselves and Parent from all or some of our and Parent’s obligations under the debt securities and the indenture by a process called defeasance.
•Your rights if we or Parent default or experience other financial difficulties.
•Our relationship with the trustee.

Additional Mechanics
Form, Exchange and Registration of Transfer
We will issue the debt securities:
•only in fully registered form;
•without interest coupons; and
•unless otherwise indicated in the prospectus supplement, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. (section 302)
You may have your debt securities broken into more debt securities of smaller denominations of not less than $2,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (section 305) This is called an exchange.
You may exchange or register a transfer of debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and registering transfers of debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers. (section 305) You may also replace lost, stolen or mutilated debt securities at that office. (section 306) The trustee’s agent may require an indemnity before replacing any debt securities.
You will not be required to pay a service charge to register a transfer of debt securities or to exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The security registrar will make the registration of transfer or exchange only if it is satisfied with your proof of ownership. (section 305)
If we have designated additional trustees, they are named in the prospectus supplement. We may cancel the designation of any particular trustee. We may also approve a change in the office through which any trustee acts. (section 1002)
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the issuance of, registration of transfer or exchange of debt securities during the period beginning 15 days before the day we transmit the notice of redemption and ending on the day of that transmission, in order to freeze the list of holders to prepare the transmission. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (section 305)
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and tenor.
Payment and Paying Agents
We will pay interest to you on each date interest is due if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day is called the regular record date and is stated in the prospectus supplement. (section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date.
Unless otherwise stated in the prospectus supplement, we will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. (section 1002) That office is currently located at 100 Wall Street, 6th floor, New York, New York 10005. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular debt securities of the series. (section 1002)
Notices
We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records. (section 106)
All paying agents must return to us upon our request all money paid by us that remains unclaimed two years after the amount is due to direct holders. After that two-year period, you may look only to us or Parent for payment and not to the trustee, any other paying agent or anyone else. (section 1003)
Special Situations
Mergers and Similar Events
We or Parent may consolidate or merge with another company or firm. We or Parent may also convey, transfer or lease all of our or Parent’s properties and assets substantially as an entirety to another firm, or buy or lease substantially all of the assets of another firm. However, we and Parent may not take any of these actions unless the following conditions, among others, are met:
•In the case of the Issuer, we are the surviving entity or, when we merge out of existence or convey, transfer or lease all of our properties and assets substantially as an entirety, the other firm must be Parent or a corporation, limited liability company, partnership or trust organized under the laws of a U.S. state or the District of Columbia or under Federal law or under the laws of Switzerland, the United Kingdom, The Netherlands or any other member state of the European Union as of the date of the indenture and it must agree to be legally responsible for the debt securities.
•In the case of Parent, Parent is the surviving entity or, when Parent merges out of existence or conveys, transfers or leases all of its properties and assets substantially as an entirety, the other firm must be a corporation, limited liability company, partnership or trust organized under the laws of a U.S. state or the District of Columbia or under Federal law and it must agree to be legally responsible for the guarantees of the debt securities.
•The merger, sale of assets or other transaction must not cause a default on the debt securities, and we and Parent must not already be in default unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default, as described under “—Default and Remedies—Events of Default—What is an Event of Default,” that has occurred and not been cured. A default for this purpose would also include the occurrence of any event that would be an event of default if we or Parent received the required notice of our or Parent’s default or if under the indenture the default would become an event of default after existing for a specific period of time.
•It is possible that the merger, sale of assets or other transaction would cause some of our or Parent’s property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our or Parent’s, as the case may be, general creditors if we or Parent, as the case may be, fail to pay them back. Parent has promised to limit these preferential rights, as discussed under “—Restrictive Covenants.” If a merger or other transaction would create any liens on any of Parent’s property, Parent must comply with those restrictive covenants. Parent would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenants to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities on the same property that Parent owns. (section 801)

If the conditions described above are satisfied with respect to any series of debt securities, we and Parent will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell assets. Also, these conditions will apply only if we or Parent, as the case may be, wish to merge or consolidate with another entity or convey, transfer or lease all of our or Parent’s properties and assets substantially as an entirety. We and Parent will not need to satisfy these conditions if we or Parent enter into other types of transactions, including any transaction in which we or Parent, as the case may be, acquire the stock or assets of another entity, any transaction that involves a change of control but in which we or Parent, as the case may be, do not merge or consolidate and any transaction in which we or Parent, as the case may be, convey, transfer or lease less than all of our or Parent’s, as the case may be, properties and assets substantially as an entirety. It is possible that these other types of transactions may result in a reduction in our or Parent’s credit rating, may reduce Parent’s operating results or may impair Parent’s financial condition. However, you will have no approval right with respect to any transaction of this type.
Modification and Waiver
There are three types of changes we can make to the indenture and the debt securities.
Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:
•change the payment due date of any installment of the principal or any premium or interest on a debt security stated in the debt security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security following a default;
•release Parent from its obligations in respect of the guarantee of any debt security or modify Parent’s obligations thereunder in any manner materially adverse to holders of such debt security, in each case other than in accordance with the indenture;
•change the place or currency of payment on a debt security;
•impair your right to sue for payment;
•reduce the percentage of debt securities the holders of which must consent to modify or amend the indenture;
•reduce the percentage of debt securities the holders of which must consent to waive compliance with certain provisions of the indenture or to waive certain defaults; and
•modify any other aspect of the provisions dealing with modification and waiver of the indenture except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby. (section 902)
Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by direct holders owning not less than a majority of the principal amount of the debt securities of the particular series affected. (section 902) Most changes fall into this category, such as if we wish to obtain a waiver of all or part of the restrictive covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (section 513)
Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to the addition of a guarantee, the release of a guarantee (other than the Parent guarantee), corrections and clarifications and other changes that would not adversely affect holders of the debt securities. (section 901)
Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.
•For debt securities for which the principal amount is undetermined because, for example, it is based on an index, we will use a special rule for that series of debt security that we will describe in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding and therefore will not carry voting rights if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “—Defeasance—Full Defeasance.” (section 1302)
We may set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the indenture. (section 104) In some circumstances, the trustee may set a record date for action by direct holders.
Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Restrictive Covenants
In the following description of restrictive covenants, we use several specialized terms without explaining the meaning when we use the terms. We define these terms, which appear in bold, italicized type without quotation marks the first time they appear, in “—Definitions Relating to the Restrictive Covenants” at the end of this subsection.
Restrictions on Secured Debt. Some of Parent’s property may be subject to a mortgage or other legal mechanism that gives Parent’s lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over Parent’s general creditors if Parent fails to pay them back. These preferential rights are called liens. Debt which is protected by these preferential rights is called secured debt. In the indenture, Parent promises that neither Parent nor its domestic subsidiaries will incur any new secured debt that is secured by a lien on any of Parent’s or its domestic subsidiaries’ principal domestic manufacturing properties, or on any shares of stock of any of Parent’s domestic subsidiaries that own or lease a principal domestic manufacturing property, unless Parent grants an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.
Parent does not need to comply with this restriction if the amount of all debt that would be secured by liens on principal domestic manufacturing properties, including the new debt and all attributable debt that results from a sale and leaseback transaction involving principal domestic manufacturing properties, is less than 10% of Parent’s consolidated net tangible assets.
This restriction on secured debt does not apply to debt secured by certain types of liens, and Parent can disregard this secured debt when Parent calculates the limits imposed by this restriction. These types of liens are:
•liens on the property of any of Parent’s domestic subsidiaries, or on their shares of stock, if those liens existed at the time the corporation became Parent’s domestic subsidiary;
•with respect to any series of debt securities, any lien existing on the date of issuance of such debt securities;

•liens in favor of Parent or its domestic subsidiaries;
•liens in favor of U.S. governmental bodies that Parent granted in order to assure Parent’s payments to such bodies that Parent owes by law or because of a contract Parent entered into;
•liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for, or services rendered to, customers in the ordinary course of business not exceeding the amount of those payments;
•statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord’s liens on leased property, easements and other liens of a similar nature;
•liens on property or shares of stock that existed at the time Parent acquired them, including property Parent may acquire through a merger or similar transaction, or that Parent granted in order to purchase the property, which are sometimes called purchase money mortgages; and
•debt secured by liens that extend, renew or replace any of these types of liens.
Parent and its subsidiaries may have as much unsecured debt as they may choose. (section 1006)
Restrictions on Sales and Leasebacks. Parent promises that neither Parent nor any of its domestic subsidiaries will enter into any sale and leaseback transaction involving a principal domestic manufacturing property, unless Parent complies with this restrictive covenant. A sale and leaseback transaction generally is an arrangement between Parent or a domestic subsidiary and a bank, insurance company or other lender or investor where Parent or the domestic subsidiary sells a property to a lender or investor more than 120 days after the acquisition of the property or the completion of construction of the property and the beginning of its full operation and Parent or any of its domestic subsidiaries’ leases the property back from the lender.
Parent can comply with this restrictive covenant in either of two ways:
•First, Parent will be in compliance if Parent or its domestic subsidiary could grant a lien on the principal domestic manufacturing property in an amount equal to the attributable debt for the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restriction on secured debt described above.
•Second, Parent can comply if Parent retires an amount of Parent’s or any of its domestic subsidiaries’ funded debt which is not subordinated in right of payment to any outstanding debt securities, within 120 days of the transaction, equal to the greater of the net proceeds of the sale of the principal domestic manufacturing property that Parent or any of its domestic subsidiaries leases in the transaction or the fair market value of that property, subject to credits for voluntary retirements of debt securities and funded debt Parent or the domestic subsidiary may make.
This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between Parent and one of its domestic subsidiaries or between domestic subsidiaries, or that involves a lease for a period of three years or less. (section 1007)
Definitions Relating to the Restrictive Covenants. Following are summaries of the meanings of the terms that are important in understanding the restrictive covenants previously described:
•“Attributable debt” means the total net amount of rent, discounted at 1% per annum over the weighted average yield to maturity of the outstanding debt securities compounded semi-annually, that is required to be paid during the remaining term of any lease.
•“Consolidated net tangible assets” is the total amount of assets, less reserves and certain other permitted deductible items, after subtracting all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discounts and expenses and similar intangible assets, as such amounts appear on Parent’s most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.
•A “domestic subsidiary” means any of Parent’s subsidiaries which transacts substantially all of its business in the United States, has substantially all of its fixed assets located in the United States, or owns or leases any principal domestic manufacturing property. However, a subsidiary whose principal business is financing Parent’s operations outside of the United States is not a domestic subsidiary. A subsidiary is a corporation in which Parent and/or one or more of its other subsidiaries owns at least 50% of the voting stock (generally defined as stock that ordinarily permits its owners to vote for the election of directors).
•“Funded debt” means all debt for borrowed money that either has a maturity of 12 months or more from the date on which the calculation of funded debt is made or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower.
•A “principal domestic manufacturing property” is any building or other structure or facility, and the land on which it sits and its associated fixtures, that Parent uses primarily for manufacturing, processing or warehousing, that is located in the United States and that has a gross book value in excess of 1% of Parent’s consolidated net tangible assets, other than a building, structure or other facility that Parent’s board of directors has determined is not of material importance to the total business that Parent and its subsidiaries conduct or a building or structure which is financed by obligations issued by a state, a territory, or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest of which is excludable from gross income of the holders under provisions of the tax code.
Defeasance
The following discussion of full defeasance and covenant defeasance will be applicable to your debt securities only if we choose to have those provisions apply to securities of that series. If we do so choose, we will state that in the prospectus supplement. (section 1301)
Full Defeasance. We can legally release ourselves and Parent from any payment or other obligations on the debt securities of a series and Parent’s related guarantee thereof if we put in place other arrangements for you to be repaid. This is called full defeasance. In order to achieve full defeasance, we or Parent must do the following, among other things:
•We or Parent must deposit or cause to be deposited in trust for your benefit and the benefit of all other direct holders of the debt securities of the series any combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.
•We or Parent must deliver to the trustee a legal opinion of counsel confirming that (x) there has been a change in the applicable U.S. federal income tax law or (y) we or Parent have received from, or there has been published by, the IRS a ruling, in either case, to the effect that, and based thereon such opinion shall confirm that, you will not be subject to U.S. federal income tax on the debt securities any differently than if we or Parent did not make or cause to be made the deposit and just repaid the debt securities ourselves.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us or Parent for repayment in the unlikely event of any shortfall. (sections 1302 and 1304)
Covenant Defeasance. We or Parent can make or cause to be made the same type of deposit described above and we and Parent can be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance of the debt securities of a series, we or Parent must do or cause to be done the following:
•We or Parent must deposit or cause to be deposited in trust for your benefit and the benefit of all other direct holders of the debt securities of the series any combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•We or Parent must deliver to the trustee a legal opinion of counsel confirming that you will not be subject to U.S. federal income tax on the debt securities any differently than if we or Parent did not make or cause to be made the deposit and just repaid the debt securities ourselves.
If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:
•Parent’s promises regarding conduct of its business previously described under “—Restrictive Covenants,” and any other covenants applicable to the debt securities of the series and described in the prospectus supplement.
•Restrictions regarding mergers or similar transactions, as described under “—Special Situations—Mergers and Similar Events.”
•The events of default relating to mergers or similar transactions, either of the restrictive covenants described under “—Restrictive Covenants” and any other event of default applicable to the debt securities of the series and described in the prospectus supplement as subject to defeasance.
If we accomplish covenant defeasance, you can still look to us and Parent for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred, such as our or Parent’s bankruptcy, and the debt securities become immediately due and payable, there may be such a shortfall in the trust deposit. (sections 1303 and 1304)
Default and Remedies—Events of Default
You will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is an Event of Default?
The term event of default with respect to your series of debt securities means any of the following:
•Failure to pay the principal or any premium on a debt security of your series on its due date.
•Failure to pay interest on a debt security of your series within 30 days of its due date.
•Failure to deposit money into a separate custodial account known as a sinking fund when such deposit is due, if we agreed to maintain a sinking fund for your debt securities and other debt securities of the same series.
•We or Parent, as the case may be, remain in breach of either of the restrictive covenants described under “—Restrictive Covenants” or any other covenant or warranty in the indenture for 90 days after we or Parent, as applicable, receive a notice of default stating we are or Parent is in breach. The notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of debt securities of the affected series.
•We or Parent file for bankruptcy or other specific events of bankruptcy, insolvency or reorganization occur.
•Parent’s guarantee of the debt securities is determined in a final, non-appealable judgment to be unenforceable or invalid or Parent denies or disaffirms in writing its obligations under its guarantee, other than in accordance with the terms thereof or upon release of the guarantee in accordance with the indenture.

•Any other event of default described in the prospectus supplement occurs. (section 501)
Remedies if an Event of Default Occurs.
If an event of default has occurred and has not been cured, the trustee or the direct holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration. The direct holders of at least a majority in principal amount of the debt securities of the affected series may cancel a declaration of acceleration of maturity. (section 502)
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the direct holders offer the trustee reasonable protection, called an indemnity, against costs, expenses and liability. (section 603) If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture. (section 512)
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•You must give the trustee written notice that an event of default has occurred and remains uncured.
•The direct holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost, expenses and other liabilities of taking that action.
•The trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice.
•The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (section 507)
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (section 508)
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
We will furnish to the trustee every year a written statement of one of our officers certifying that to the best of such signer’s knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (section 1004)
Our Relationship with the Trustee
U.S. Bank Trust National Association is the trustee under the indenture. The trustee performs services for Parent and its affiliates in the ordinary course of business.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
In this section, references to “we,” “our” and “us” are to (i) Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries, in the case of debt securities issued by Merck & Co., Inc., Rahway, N.J., USA and (ii) MSD Netherlands Capital B.V. in the case of debt securities issued by MSD Netherlands Capital B.V.
Street Name and Other Indirect Holders
We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal holders of debt securities. Holding in that way is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold debt securities in street name, you should check with your own institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle voting if ever required;
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and
•how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.
Direct Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities, i.e., those who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because we issued the debt securities in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.
Global Securities
What is a Global Security? A global security is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders.” If we choose to issue debt securities in the form of global securities only, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution or clearing system, or their nominee, that we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depository. The Depository Trust Company, New York, New York, known as DTC, may be a depository for one or more series of debt securities. For information regarding DTC, see “—Considerations Relating to DTC.”
Any person wishing to own a debt security included in a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depository. The prospectus supplement indicates whether we will issue your debt securities only in the form of global securities.
Special Investor Considerations for Global Securities. The account rules of your financial institution and the rules of the depository, as well as general laws relating to securities transfers, will govern your rights as an indirect holder of a global security. We will not recognize you as a registered holder of debt securities and instead will deal only with the depository that holds the global security.

You should be aware that if debt securities are issued only in the form of global securities:
•You cannot have debt securities registered in your own name.
•You cannot receive physical certificates for your interest in the debt securities.
•You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Street Name and Other Indirect Holders.”
•You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities as direct holders.
•The depository’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security, and those policies may change from time to time. We and the trustee have no responsibility for any aspect of the depository’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depository in any way.
•Financial institutions that participate in the depositary’s book-entry system and through which investors hold their interests in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.
•The depository will require that you purchase or sell interests in a global security within its system using same-day funds for settlement.
Special Situations When a Global Security will be Terminated. In a few special situations described below, the trustee will terminate the global security and will exchange interests in it for separate certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in the debt securities transferred to your own name, so that you will be a direct holder. We previously described the rights of street name investors and direct holders in the debt securities in the subsections entitled “—Street Name and Other Indirect Holders” and “—Direct Holders.”
The special situations for termination of a global security are:
•When the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository,
•When we notify the trustee that we wish to terminate the global security, or
•When an event of default on the debt securities has occurred and has not been cured. Defaults are discussed under “Description of Debt Securities Parent May Offer—Default and Remedies—Events of Default” and “Description of Debt Securities MSD Netherlands May Offer—Default and Remedies—Events of Default.”
The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular debt securities of the series covered by the prospectus supplement. When a global security terminates, the depository, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders. (sections 204 and 305)
Considerations Relating to DTC. DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. The rules applicable to DTC and DTC participants are on file with the Commission.
Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the notes, which we refer to as the “beneficial owner,” is in turn to be recorded on the DTC participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct or indirect DTC participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
In instances in which a vote is required, generally, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).
Redemption proceeds, distributions and payments on the securities will be made by the trustee to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of DTC, and disbursements of such payment to the beneficial owners will be the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION
In this section, references to “we,” “our” and “us” are to (i) Merck & Co., Inc., Rahway, N.J., USA, excluding its consolidated subsidiaries, in the case of debt securities issued by Merck & Co., Inc., Rahway, N.J., USA and (ii) MSD Netherlands Capital B.V. in the case of debt securities issued by MSD Netherlands Capital B.V.
We may sell debt securities:
•to or through underwriting syndicates represented by managing underwriters;
•through one or more underwriters without a syndicate for them to offer and sell to the public;
•through dealers or agents; and
•directly to investors.
The debt securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
We may sell debt securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell debt securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the debt securities for whom they may act as agents. Underwriters may resell the debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of debt securities.
We may solicit offers to purchase debt securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase debt securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of debt securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.
From time to time, we may sell debt securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those debt securities to the public.
Any underwriter or agent involved in the offer and sale of any debt securities will be named in the prospectus supplement.
Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.
Each series of debt securities will be a new issue, and there will be no established trading market for any debt security prior to its original issue date. We may, but are not required to, list a particular series of debt securities on a securities exchange or quotation system. Any underwriters to whom we sell debt securities for public offering may make a market in those debt securities. However, no such underwriter that makes a market will be obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the debt securities.
Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the debt securities will be required to be paid in immediately available funds in New York City.
In connection with an offering, the underwriters may purchase and sell debt securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of debt securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while an offering is in progress.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased debt securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the debt securities. As a result, the price of the debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
Underwriters, dealers and agents may engage in transactions with or perform services for us and our affiliates in the ordinary course of their businesses.

VALIDITY OF DEBT SECURITIES
Unless otherwise specified in a prospectus supplement, the validity of the debt securities and guarantees will be passed upon for us by Jennifer Zachary, our Executive Vice President and General Counsel, and for MSD Netherlands by Loyens & Loeff N.V. as to matters of Dutch law. As of May 8, 2024, Ms. Zachary owned, directly and indirectly, 29,234.177 shares of our common stock and options to purchase 198,223 shares of our common stock.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
The Company is a reporting company under the Exchange Act and files annual, quarterly and current reports, proxy statements and other information with the Commission. MSD Netherlands does not and will not file separate reports with the Commission. The Commission maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the Commission. The public can obtain any documents that the Company files electronically with the Commission at the Commission’s website, www.sec.gov. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address: Corporate Secretary, Merck & Co., Inc., Rahway, N.J., USA, 126 East Lincoln Avenue, Rahway, NJ 07065, (908) 740-4000.
Parent and MSD Netherlands have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document filed or incorporated by reference as an exhibit to the registration statement, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Current Report on Form 8-K or otherwise. You may review a copy of the registration statement and the documents incorporated by reference through the Commission’s website as listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents, filed by the Company with the Commission (File No. 001-06571) pursuant to the Exchange Act are incorporated by reference in this prospectus: (a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; (b) our Amendment No. 1 on Form 10-K/A to its Annual Report for the fiscal year ended December 31, 2023; (c) our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024; (d) our Proxy Statement on Schedule 14A filed with the Commission on April 11, 2024, to the extent specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and (e) our Current Reports on Form 8-K filed on February 1, 2024 (solely with respect to Item 2.05) and February 20, 2024.
Also, all documents filed by the Company with the Commission under File No. 001-06571 pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 under Form 8-K) after the date of this prospectus and prior to termination of the relevant offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide, without charge, copies of any document incorporated by reference into this prospectus, excluding exhibits other than those that are specifically incorporated by reference in this prospectus. You can obtain a copy of any document incorporated by reference by writing or calling us at our principal executive offices as follows:
Merck & Co., Inc., Rahway, N.J., USA
126 East Lincoln Avenue
Rahway, NJ 07065 USA
908-740-1825
Attention: Office of the Secretary
We have a website that is located at www.msd.com. Information on our website is not part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus. You may view a copy of any document incorporated by reference into this prospectus through the Commission’s website, www.sec.gov.

ENFORCEMENT OF JUDGMENTS
MSD Netherlands is incorporated under the laws of the Netherlands. The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for the payment of money rendered by any court in any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the claim must be re-litigated before a competent Dutch court and the judgment rendered by the foreign court must be submitted in the course of such proceedings, in which case the Dutch court will have to decide whether and to what extent it, given the circumstances of the case, will recognize the foreign judgment. A Dutch court will, under current practice, generally grant the same judgment without relitigation on the merits if (a) that judgment results from proceedings compatible with the Dutch concept of due process, (b) that judgment does not contravene public policy (openbare orde) of the Netherlands, (c) the jurisdiction of the foreign court rendering that judgment has been based on an internationally acceptable ground and (d) the judgment by the foreign court is not incompatible with a judgment rendered between the same parties by a Dutch court, or with an earlier judgment rendered between the same parties by a non-Dutch court in a dispute that concerns the same subject and is based on the same cause, provided that the earlier judgment qualifies for recognition in the Netherlands, which, inter alia, entails that the judgment is enforceable in accordance with the laws of its country of origin. According to the Dutch Supreme Court (Hoge Raad), this will, inter alia, be lacking when an appeal has been filed which suspends the enforceability of the foreign judgment, when the foreign judgment was annulled by an appellate court and when the foreign judgment specifies it can only be enforced during a certain period that has expired or not yet commenced.
Subject to the to the foregoing and provided that service of process occurs in accordance with applicable treaties, investors may be able to enforce in the Netherlands, judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that such judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. federal securities laws. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. The enforcement and recognition of judgments of U.S. courts in the Netherlands are subject to the Dutch rules of civil procedure. Judgments may be rendered in a foreign currency but enforcement is executed in euros at the applicable rate of exchange. Enforcement of obligations in the Netherlands will be subject to the nature of the remedies available in the courts of the Netherlands. Under certain circumstances, a Dutch court has the power to stay proceedings (aanhouden) or to declare that it has no jurisdiction, if concurrent proceedings are being brought elsewhere.

$8,000,000,000
Merck & Co., Inc., Rahway, N.J., USA
$500,000,000 Floating Rate Notes due 2029
$750,000,000 3.850% Notes due 2029
$1,000,000,000 4.150% Notes due 2031
$1,000,000,000 4.450% Notes due 2032
$1,500,000,000 4.750% Notes due 2035
$750,000,000 5.500% Notes due 2046
$1,500,000,000 5.550% Notes due 2055
$1,000,000,000 5.700% Notes due 2065

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December 1, 2025